Filed Pursuant to Rule 424(b)(3)
Registration No. 333-207952
STEADFAST APARTMENT REIT III, INC.
SUPPLEMENT NO. 4 DATED JULY 11, 2018
TO THE PROSPECTUS DATED APRIL 11, 2018

This document supplements, and should be read in conjunction with, our prospectus dated April 11, 2018, relating to our offering of up to $1,300,000,000 in shares of our common stock. This Supplement No. 4 supersedes and replaces all prior supplements to the prospectus. Terms used and not otherwise defined in this Supplement No. 4 shall have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 4 is to disclose:

•	the status of our public offering;
•	the decision to terminate our initial public offering;
•	our real estate portfolio;
•	selected financial data;
•	our performance—funds from operations and modified funds from operations;
•	information regarding our indebtedness;
•	information regarding our distributions;
•	our net tangible book value per share;
•	information regarding repurchases of shares;
•	compensation paid to our advisor and its affiliates;
•	updates to our risk factors;
•	information on experts;
•	incorporation of certain information by reference;
•	updates to our form of Subscription Agreement and form of Application for Transfer; and
•	our Quarterly Report on Form 10-Q for the period ended March 31, 2018, as filed with the Securities and Exchange Commission on May 11, 2018.
Status of Our Public Offering
We commenced our initial public offering of up to $1,300,000,000 in shares of our common stock on February 5, 2016. We are offering up to $1,000,000,000 in shares of our common stock to the public in our primary offering, consisting of Class A common shares, Class R common shares and Class T common shares, and up to $300,000,000 in shares of our common stock pursuant to our distribution reinvestment plan, consisting of Class A common shares, Class R common shares and Class T common shares. As of July 6, 2018, we had received and accepted investors’ subscriptions for and issued 3,288,410 shares of our Class A common stock, 413,851 shares of our Class R common stock and 4,201,349 shares of our Class T common stock in our public offering, resulting in gross offering proceeds of approximately $190,131,354, including $5,708,074 in shares issued pursuant to our distribution reinvestment plan.
As of July 6, 2018, approximately 34,032,085 shares of our common stock remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan. We previously disclosed that we may sell shares of our common stock in our initial public offering until the earlier of (i) February 5, 2019, unless further extended as permitted under applicable law or earlier terminated by our board of directors, and (ii) the date on which the maximum offering amount has been sold. As further described below, our board of directors determined to terminate our initial public offering on or about August 31, 2018.
Decision to Terminate Our Initial Public Offering
Our board of directors has determined that it is in our and our stockholders’ best interest to terminate our initial public offering on or about August 31, 2018.

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Our Real Estate Portfolio

As of June 30, 2018, our property portfolio consisted of 10 multifamily apartment communities comprising a total of 2,775 apartment homes. The following table provides information regarding our properties as of June 30, 2018:

	Property Name	Location	Number of Units	Average Monthly Occupancy	Average Monthly Rent(1)	Purchase Date	Total Purchase Price	Mortgage Debt Outstanding(2)
1	Carriage House Apartment Homes	Gurnee, Illinois	136	86.9%	$722	5/19/2016	$7,525,000	$5,700,000
2	Bristol Village Apartments	Aurora, Colorado	240	93.5%	1,340	11/17/2016	47,400,000	35,016,000
3	Canyon Resort at Great Hills Apartments	Austin, Texas	256	97.1%	1,286	12/29/2016	44,500,000	31,710,000
4	Reflections on Sweetwater Apartments	Lawrenceville, Georgia	280	93.8%	996	1/12/2017	33,288,337	23,000,000
5	The Pointe at Vista Ridge Apartments	Lewisville, Texas	300	94.4%	1,240	5/25/2017	45,188,223	29,106,000
6	Belmar Villas	Lakewood, Colorado	318	91.1%	1,334	7/21/2017	64,503,255	47,112,000
7	Ansley at Princeton Lakes	Atlanta, Georgia	306	90.9%	1,179	8/31/2017	44,594,087	32,360,000
8	Sugar Mill Apartments	Lawrenceville, Georgia	244	93.0%	1,094	12/7/2017	36,305,492	24,797,000
9	Avery Point Apartments	Indianapolis, Indiana	512	95.7%	797	12/15/2017	45,829,836	31,220,000
10	Cottage Trails at Culpepper Landing	Chesapeake, Virginia	183	90.0%	1,320	5/31/2018	31,118,698	21,545,000
			2,775	93.3%	$1,117		$400,252,928	$281,566,000

(1)
Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs. The residential lease terms consist of lease durations equal to twelve months or less, and some residential leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated.

(2)	For more information on our indebtedness, see “Information Regarding Our Indebtedness.”

In management’s opinion, our properties are adequately insured. We will depreciate buildings based upon an estimated useful life of 30 years.
Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated herein by reference, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, which is attached to this Supplement No. 4 as Exhibit C. Our historical results are not necessarily indicative of results for any future period.

	As of March 31,	As of December 31,
	2018	2017	2016
	(Unaudited)
Balance sheet data
Total real estate, net	$356,683,020	$360,485,475	$98,947,503
Total assets	388,497,366	381,554,845	117,448,401
Mortgage notes payable, net	258,526,055	258,470,441	72,016,933
Total liabilities	269,118,052	270,430,279	77,241,609
Redeemable common stock	3,350,539	2,920,059	292,818
Total stockholders’ equity	116,028,775	108,204,507	39,913,974

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	For the Three Months Ended March 31,	For the Year Ended December 31,
	2018	2017	2016
	(Unaudited)
Operating data
Total revenues	$8,832,176	$19,591,577	$1,264,906
Net loss	(3,924,834)	(11,753,187)	(4,920,712)
Net loss attributable to noncontrolling interest	—	—	(100)
Net loss attributable to common stockholders	(3,924,834)	(11,753,187)	(4,920,612)
Net loss attributable to Class A common stockholders - basic and diluted	(1,690,784)	(5,726,887)	(3,160,451)
Net loss per Class A common share - basic and diluted	(0.53)	(2.49)	(8.36)

Net loss attributable to Class R common stockholders - basic and diluted	(188,592)	(534,790)	(165,258)
Net loss per Class R common share - basic and diluted	(0.55)	(2.55)	(8.42)

Net loss attributable to Class T common stockholders - basic and diluted	(2,045,458)	(5,491,510)	(1,594,903)
Net loss per Class T common share - basic and diluted	(0.60)	(2.75)	(8.62)
Other data
Net cash (used in) provided by operating activities	(1,383,549)	2,712,339	(2,171,609)
Net cash used in investing activities	(932,928)	(273,850,530)	(101,190,015)
Net cash provided by financing activities	12,262,228	270,282,264	119,551,512
Total distributions declared to Class A common stockholders	1,104,767	3,286,288	560,327
Total distributions declared to Class R common stockholders	117,592	295,072	27,997
Total distributions declared to Class T common stockholders	1,102,695	2,607,893	232,376
Distributions declared per Class A common share(1)	0.370	1.500	0.930
Distributions declared per Class R common share(1)	0.352	1.425	0.598
Distributions declared per Class T common share(1)	0.306	1.241	0.764
Weighted-average number of Class A common shares outstanding, basic and diluted	2,983,166	2,190,070	374,595
Weighted-average number of Class R common shares outstanding, basic and diluted	332,745	204,514	19,587
Weighted-average number of Class T common shares outstanding, basic and diluted	3,608,942	2,100,058	189,037
FFO(2)	778,791	735,644	(4,094,977)
MFFO(2)	401,223	1,340,468	(1,076,205)
_________________

(1)	For information on our distributions, see “Information Regarding Our Distributions.”

(2)
GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, established the measurement tool of funds from operations, or FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use modified funds from operations, or MFFO, as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), or IPA, as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as an alternative to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as an alternative to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see “Our Performance—Funds From Operations and Modified Funds from Operations.”

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Our Performance—Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated the measure FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Our FFO calculation complies with NAREIT’s policy described above. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. Our board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, our board of directors does not anticipate evaluating a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our company or another similar transaction) until five years after the completion of our offering stage. Thus, as a limited life REIT, we will not continuously purchase assets and will have a limited life.

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Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we rely on our advisor for managing interest rate, hedge and foreign exchange risk, we do not retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, we exclude acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically, under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the recent publication of Accounting Standards Update 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, or ASU 2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. In January 2017, we elected to early adopt ASU 2017-01 resulting in a substantial part of our acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but captured as depreciation in calculating FFO. However, these expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that proceeds from our initial public offering are not available to fund our reimbursement of acquisition fees and expenses incurred by our advisor, such fees and expenses will need to be reimbursed to our advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees

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and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to our stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

Our management uses MFFO and the adjustments used to calculate MFFO in order to evaluate our performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate MFFO allow us to present our performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no regular net asset value determination during the early stage of the offering. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of FFO or MFFO accordingly.

Our calculation of FFO and MFFO is presented in the following table for the three months ended March 31, 2018, and for the year ended December 31, 2017:

	For the Three Months Ended March 31, 2018	For the Year Ended December 31, 2017
Reconciliation of net loss to MFFO:
Net loss	$(3,924,834)	$(11,753,187)
Depreciation of real estate assets	3,256,582	7,045,959
Amortization of lease-related costs	1,447,043	5,442,872
FFO	778,791	735,644
Acquisition fees and expenses(1)(2)	1,746	160,572
Unrealized (gain) loss on derivative instruments	(379,314)	444,252
MFFO	$401,223	$1,340,468
________________

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(1)
By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP were historically considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the recent publication of ASU 2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. We elected to early adopt as of January 1, 2017, ASU 2017-01, resulting in a substantial part of our acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but are captured as depreciation in calculating FFO. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from our Public Offering are not available to fund our reimbursement of acquisition fees and expenses incurred by the Advisor, such fees and expenses will need to be reimbursed to the Advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)
Acquisition expenses for the three months ended March 31, 2018, and for the year ended December 31, 2017, of $1,746 and $160,572, respectively, did not meet the criteria for capitalization under ASU 2017-01 and are recorded in general and administrative expenses in the accompanying consolidated statements of operations. All acquisition fees for the three months ended March 31, 2018, and for the year ended December 31, 2017 were capitalized pursuant to ASU 2017-01 and therefore were not recorded in the statements of operations impacting net loss and MFFO.

Information Regarding Our Indebtedness

The following is a summary of mortgage notes payable secured by our real properties as of June 30, 2018:

Mortgage Loan	Payment Type	Maturity	Interest Rate	Mortgage Debt	Outstanding Principal Balance
Carriage House Apartment Homes	Principal and interest(1)	June 1, 2026	LIBOR + 2.47%(2)	$5,700,000	$5,700,000
Bristol Village Apartments	Principal and interest(3)	December 1, 2026	LIBOR + 2.52%(4)	35,016,000	35,016,000
Canyon Resort at Great Hills Apartments	Principal and interest(3)	January 1, 2027	LIBOR + 2.31%(5)	31,710,000	31,710,000
Reflections on Sweetwater Apartments	Principal and interest(3)	February 1, 2027	LIBOR + 2.46%(6)	23,000,000	23,000,000
The Pointe at Vista Ridge Apartments	Principal and interest(7)	June 1, 2027	LIBOR + 2.195%(8)	29,106,000	29,106,000
Belmar Villas	Principal and interest(1)	August 1, 2024	3.91%	47,112,000	47,112,000
Ansley at Princeton Lakes	Principal and interest(3)	September 1, 2027	LIBOR + 2.195%(9)	32,360,000	32,360,000
Sugar Mill Apartments	Principal and interest(1)	January 1, 2025	3.92%	24,797,000	24,797,000
Avery Point Apartments	Principal and interest(1)	January 1, 2025	3.82%	31,220,000	31,220,000
Cottage Trails at Culpepper Landing	Principal and interest(3)	June 1, 2028	4.66%	21,545,000	21,545,000
				$281,566,000	$281,566,000

(1)	A monthly payment of interest only is due and payable for 36 months from the loan date, after which a monthly payment of principal and interest is due and payable until the maturity date.
(2)	We entered into an interest rate cap agreement that limits the London Interbank Offered Rate, or LIBOR, portion of the interest rate to 5.0% through June 1, 2019.
(3)	A monthly payment of interest only is due and payable for 60 months from the loan date, after which a monthly payment of principal and interest is due and payable until the maturity date.
(4)	We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.5% through December 1, 2020.

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(5)	We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.5% through January 1, 2020.
(6)	We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.5% through February 1, 2020.
(7)	A monthly payment of interest only is due and payable for 84 months from the loan date, after which a monthly payment of principal and interest is due and payable until the maturity date.
(8)	We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.5% through June 1, 2020.
(9)	We entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.5% through September 1, 2020.

Information Regarding Our Distributions

Our board of directors has declared daily distributions that are paid on a monthly basis. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. Distributions declared (1) accrue daily to our stockholders of record as of the close of business on each day, (2) are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month and (3) are payable to stockholders from legally available funds therefor. There is no guarantee that we will continue to pay distributions at this rate or at all. For information on distribution rates paid during the three months ended March 31, 2018, see Note 6 (Stockholders’ Equity) to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2018, a copy of which is attached to this Supplement No. 4 as Exhibit C.

The following table presents distributions, including distributions reinvested pursuant to the distribution reinvestment plan, and sources of distributions for the period indicated below.

				Distributions Declared Per Class T Share(1)	Distributions Paid(2)			Sources of Distributions Paid		Net Cash Used In Operating Activities
Period	Distributions Declared(1)	Distributions Declared Per Class A Share(1)	Distributions Declared Per Class R Share(1)		Cash	Reinvested	Total	Cash Flow From Operations	Offering Proceeds
First Quarter 2018	$2,325,054	$0.370	$0.352	$0.306	$1,165,331	$1,075,644	$2,240,975	$—	$2,240,975	$(1,383,550)
____________________

(1)	Assumes each share was issued and outstanding each day during the period presented.

(2)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end.
For the three months ended March 31, 2018, we paid aggregate distributions of $2,240,975, including $1,165,331 of distributions paid in cash and 46,645 shares of our common stock issued pursuant to our distribution reinvestment plan for $1,075,644. For the three months ended March 31, 2018, our net loss was $3,924,834, we had FFO of $778,791 and net cash used in operations of $1,383,550. For the three months ended March 31, 2018, we funded all distributions paid, including shares issued pursuant to our distribution reinvestment plan, with proceeds from our initial public offering. Since inception, of the $8,504,568 in total distributions paid through March 31, 2018, including shares issued pursuant to our distribution reinvestment plan, all such amounts were funded from offering proceeds. For information on how we calculate FFO and the reconciliation of FFO to net loss, see “Our Performance—Funds from Operations and Modified Funds from Operations.”
On April 1, 2018, we paid distributions of $830,435, which related to distributions declared for each day in the period from March 1, 2018 through March 31, 2018 and consisted of cash distributions paid in the amount of $433,984 and $396,451 in shares issued pursuant to our distribution reinvestment plan. On May 1, 2018, we paid distributions of $825,064, which related to distributions declared for each day in the period from April 1, 2018 through April 30, 2018 and consisted of cash distributions paid in the amount of $431,493 and $393,571 in shares issued pursuant to our distribution reinvestment plan. On June 1, 2018, we paid distributions of $873,982, which related to distributions declared for each day in the period from May 1, 2018 through May 31, 2018 and consisted of cash distributions paid in the amount of $457,855 and $416,126 in shares issued pursuant to our distribution

8

reinvestment plan. On July 2, 2018, we paid distributions of $868,386, which related to distributions declared for each day in the period from June 1, 2018 through June 30, 2018 and consisted of cash distributions paid in the amount of $454,378 and $414,008 in shares issued pursuant to our distribution reinvestment plan.

Our Net Tangible Book Value Per Share

As of March 31, 2018, our net tangible book value for each Class A share, Class R share and Class T share was $16.28, compared to our current offering price of $25.00 per Class A share, $22.50 per Class R share and $23.81 per Class T share. Net tangible book value per share of our common stock is determined by dividing the net tangible book value based on the March 31, 2018, net book value of tangible assets (consisting of total assets less intangible assets, which are comprised of deferred leasing costs and acquired in-place lease value, net of liabilities to be assumed) by the number of shares of our common stock outstanding as of March 31, 2018. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Additionally, investors who purchase shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to this offering, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.

Information Regarding Repurchases of Shares

The following table sets forth the redemptions of our common stock pursuant to our share repurchase program during the three months ended March 31, 2018:

	Total Number of Shares Requested to be Repurchased(1)	Total Number of Shares Repurchased	Average Price Paid per Share(2)(3)	Approximate Dollar Value of Shares Available That May Yet Be Repurchased Under the Program
January 2018	3,574	3,044	$23.35	(4)
February 2018	4,723	—	—	(4)
March 2018	8,081	—	—	(4)
	16,378	3,044
____________________

(1)
We generally repurchase shares approximately 30 days following the end of the applicable quarter in which requests were received. At March 31, 2018, we had 16,378 shares, representing outstanding and unfulfilled repurchase requests of 11,496 Class A shares, 3,574 Class R shares, and 1,308 Class T shares, all of which were fulfilled on May 1, 2018.

(2)	We currently repurchase shares at prices determined as follows:

•	92.5% of the purchase price for stockholders who have held their shares for at least one year;

•	95.0% of the purchase price for stockholders who have held their shares for at least two years;

•	97.5% of the purchase price for stockholders who have held their shares for at least three years; and

•	100% of the purchase price for stockholders who have held their shares for at least four years.
Notwithstanding the above, the repurchase price for repurchases sought upon a stockholder’s death or disability will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.

(3)	For the three months ended March 31, 2018, the source of the cash used to redeem shares were 100% from the sale of shares pursuant to our distribution reinvestment plan.

(4)
The number of shares that may be repurchased pursuant to the share repurchase program during any calendar year is limited to: (1) 5% of the weighted-average number of shares of our common stock outstanding during the prior calendar year and (2) those that can be funded from the net proceeds we received from the sale of

9

shares under the distribution reinvestment plan during the prior calendar year, plus such additional funds as may be reserved for that purpose by our board of directors.
Compensation Paid to Our Advisor and its Affiliates

The following data supplements, and should be read in conjunction with, the section of our prospectus titled “Management Compensation” beginning on page 116 of our prospectus.

The following table summarizes the cumulative compensation, fees and reimbursements we incurred and paid to our advisor, Steadfast Apartment Advisor III, LLC, and its affiliates, including our dealer manager, during the three months ended March 31, 2018, and the year ended December 31, 2017.

Type of Fee or Reimbursement	Incurred in the Three Months Ended March 31, 2018	Paid during the Three Months Ended March 31, 2018	Incurred in the Year Ended December 31, 2017	Paid during the Year Ended December 31, 2017

Organizational and Offering Stage:
Sales commissions	$623,322	$623,322	$3,983,927	$3,983,927
Dealer manager fees	400,629	400,629	2,604,330	2,604,330
Organization and offering expenses	1,108,621	1,112,536	6,167,169	7,377,882
Operational Stage:
Acquisition fees	—	1,722,641	5,575,417	4,801,907
Acquisition expenses	(280)	(1,248)	956,799	1,012,990
Investment management fees	991,560	1,044,332	1,655,649	1,642,290
Other operating expenses	315,140	136,308	1,024,078	1,230,843
Distribution and shareholder servicing fees	299,476	215,748	2,446,084	479,721
Property management fees and reimbursements	1,030,828	991,072	2,221,834	2,030,664
Construction management fees and reimbursements	120,349	109,125	399,170	380,642
Other fees	100,611	100,013	206,153	199,967
Property insurance	31,950	29,588	74,890	89,938
Capital expenditures	21,538	21,538	50,990	50,990

Updates to Our Risk Factors

The following information supersedes and replaces the “Risk Factors—General Investment Risks—We have paid, and it is likely we will continue to pay, distributions from sources other than our cash flow from operations, including from the proceeds of our public offering. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced” section beginning on page 33 of our prospectus.

We have paid, and it is likely we will continue to pay, distributions from sources other than our cash flow from operations, including from the proceeds of our public offering. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. To the extent that our cash flow from operations has been or is insufficient to fully cover our distributions, we have paid, and may continue to pay, distributions from the net proceeds from this offering or sources other than cash flow from operations. We have not established a limit on the amount of offering proceeds, or other sources other than cash flow from operations, which we may use to fund distributions.

If we are unable to consistently fund distributions to our stockholders entirely from our cash flow from operations, the value of your shares upon a listing of our common stock, the sale of our assets or any other liquidity event may be reduced. To the extent that we fund distributions from sources other than our cash flow from operations, our funds

10

available for investment will be reduced relative to the funds available for investment if our distributions were funded solely from cash flow from operations, our ability to achieve our investment objectives will be negatively impacted and the overall return to our stockholders may be reduced. In addition, if we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property.

For the year ended December 31, 2017, we paid aggregate distributions of $5,684,151, including $2,964,771 of distributions paid in cash and 117,614 shares of our common stock issued pursuant to our distribution reinvestment plan for $2,719,380. For the three months ended March 31, 2018, we paid aggregate distributions of $2,240,975, including $1,165,331 of distributions paid in cash and 46,645 shares of our common stock issued pursuant to our distribution reinvestment plan for $1,075,644. For the three months ended March 31, 2018, our net loss was $3,924,834, we had FFO of $778,791 and net cash provided by operations of $1,383,550. For the three months ended March 31, 2018, we funded all of our distributions paid, including shares issued pursuant to our distribution reinvestment plan, with proceeds from our public offering. Since inception, of the $8,504,568 in total distributions paid through March 31, 2018, including shares issued pursuant to our distribution reinvestment plan, all such amounts were funded from offering proceeds. For information on how we calculate FFO and the reconciliation of FFO to net loss, see “Our Performance—Funds from Operations and Modified Funds from Operations.”

The following risk factor supplements the section entitled “Risk Factors—Risks Relating to Our Organizational Structure” beginning on page 40 of our prospectus.
Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the Maryland General Corporation Law, or the MGCL, or our charter or bylaws or (iv) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares shall be deemed to have notice of and to have consented to these provisions of our bylaws, as they may be amended from time to time. Our board of directors, without stockholder approval, adopted this provision of the bylaws so that we can respond to such litigation more efficiently and reduce the costs associated with our responses to such litigation, particularly litigation that might otherwise be brought in multiple forums. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers, agents or employees, if any, and may discourage lawsuits against us and our directors, officers, agents or employees, if any. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings notwithstanding that the MGCL expressly provides that the charter or bylaws of a Maryland corporation may require that any internal corporate claim be brought only in courts sitting in one or more specified jurisdictions, we may incur additional costs that we do not currently anticipate associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

The following risk factor supersedes and replaces the risk factor entitled “A recent final regulation issued by the U.S. Department of Labor regarding the definitional scope of ‘investment advice’ under ERISA and the Internal Revenue Code, could have a negative impact on our ability to raise capital” in the section entitled “Risk Factors—Retirement Plan Risks” on page 59 of our prospectus.

The proposed SEC standard of conduct for investment professionals could impact our ability to raise capital.

On April 18, 2018, the SEC proposed “Regulation Best Interest,” a new standard of conduct for broker-dealers under the Exchange Act that includes: (i) the requirement that broker-dealers refrain from putting the financial or other interests of the broker-dealer ahead of the retail customer, (ii) a new disclosure document, the consumer or client relationship summary, or Form CRS, which would require both investment advisers and broker-dealers to provide disclosure highlighting details about their services and fee structures and (iii) proposed interpretative guidance that would establish

11

a federal fiduciary standard for investment advisers. The public comment period on Regulation Best Interest ends in August 2018.

Proposed Regulation Best Interest is complex and may be subject to revision or withdrawal. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact that proposed Regulation Best Interest may have on purchasing and holding interests in our company.  Proposed Regulation Best Interest or any other legislation or regulations that may be introduced or become law in the future could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs.

Experts

The consolidated financial statements of Steadfast Apartment REIT III, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2017 (including the related financial statement schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The (1) statement of revenues over certain operating expenses of the Bristol Village Apartments for the year ended December 31, 2015, incorporated by reference in this prospectus from Steadfast Apartment REIT III, Inc.’s Current Report on Form 8-K/A filed with the SEC on January 9, 2017, (2) the statements of revenues over certain operating expenses of the Canyon Resort at Great Hills and Reflections on Sweetwater Apartments for the year ended December 31, 2015, incorporated by reference in this prospectus from Steadfast Apartment REIT III, Inc.’s Current Report on Form 8-K/A filed with the SEC on February 13, 2017, (3) the statement of revenues over certain operating expenses of The Pointe at Vista Ridge for the year ended December 31, 2016, incorporated by reference in this prospectus from Steadfast Apartment REIT III, Inc.’s Current Report on Form 8-K/A filed with the SEC on June 29, 2017, (4) the statement of revenues over certain operating expenses of Belmar Villas for the year ended December 31, 2016, incorporated by reference in this prospectus from Steadfast Apartment REIT III, Inc.’s Current Report on Form 8-K/A filed with the SEC on August 31, 2017, (5) the statement of revenues over certain operating expenses of Ansley at Princeton Lakes for the year ended December 31, 2016, incorporated by reference in this prospectus from Steadfast Apartment REIT III, Inc.’s Current Report on Form 8-K/A filed with the SEC on October 6, 2017, and (6) the statement of revenues over certain operating expenses of Avery Point Apartments for the year ended December 31, 2016, incorporated by reference in this prospectus from Steadfast Apartment REIT III, Inc.’s Current Report on Form 8-K/A filed with the SEC on January 12, 2018, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports included therein, and incorporated herein by reference. Such statements of revenues over certain operating expenses are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at www.steadfastreits.com. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-207952), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

12

•	Annual Report on Form 10-K filed with the SEC on March 16, 2018;
•	Current Report on Form 8-K/A filed with the SEC on January 9, 2017;
•	Current Report on Form 8-K/A filed with the SEC on February 13, 2017;
•	Current Report on Form 8-K/A filed with the SEC on June 29, 2017;
•	Current Report on Form 8-K/A filed with the SEC on August 31, 2017;
•	Current Report on Form 8-K/A filed with the SEC on October 6, 2017;
•	Current Report on Form 8-K/A filed with the SEC on January 12, 2018;
•	Current Report on Form 8-K filed with the SEC on February 2, 2018; and
•	Current Report on Form 8-K filed with the SEC on March 15, 2018.

We will provide to each person, including any beneficial owner of our shares of common stock, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Stira Capital Markets Group, LLC
18100 Von Karman Avenue
Suite 500
Irvine, California 92612
(888) 223-9951
Attention: Investor Relations

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
Updates to Our Form of Subscription Agreement and Form of Application for Transfer
Our form of Subscription Agreement and form of Application for Transfer contained in Appendix B and Appendix E of our prospectus, respectively, are hereby superseded and replaced with the revised form of Subscription Agreement and revised form of Application for Transfer attached to this Supplement No. 4 as Exhibit A and Exhibit B, respectively.
Quarterly Report for the Quarter Ended March 31, 2018
On May 11, 2018, we filed with the SEC our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, a copy of which is attached to this Supplement No. 4 as Exhibit C (without exhibits).

13

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

STEADFAST APARTMENT REIT III

STEADFAST APARTMENT REIT III, INC.

Subscription Agreement

PROSPECTUS DATED APRIL 11, 2018

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL 888-223-9951

Faxable Form
877-756-1113

1 Investment

Total Invested $ ____________

$5,000 MINIMUM INITIAL INVESTMENT ($2,500 FOR QUALIFIED ACCOUNTS); $100 INCREMENTS THEREAFTER

*Please note, volume discounts may be offered to qualified purchasers (as defined in our prospectus) by participating broker dealers in connection with sales equal to or greater than $500,000 in Class A shares and $2,000,000 or greater in Class T shares of our common stock. Please refer to our prospectus for information pertaining to volume discounts.

☐ **Purchase Shares Net of Commissions**
(Only available for **Class A Share Purchases**)

☐ **Initial Investment**

☐ **Additional Investment** ____________ EXISTING ACCOUNT NUMBER

Share Class: Please see the Prospectus for additional details regarding the different share classes and consult your financial advisor if you have any questions.

☐ **Class A Shares**

☐ **A2** **Broker Dealer Back Office Use Only:** Check box as appropriate. Call 877-525-7264 with questions.

☐ **Class T Shares**

☐ **T2** **Broker Dealer Back Office Use Only:** Check box as appropriate. Call 877-525-7264 with questions.

☐ **Class R Shares**

2 Ownership (Select only one)

Provide Individual information in sections 3a & 3b.

SINGLE OWNER

☐ INDIVIDUAL

☐ PERSONAL TRUST [1]

MULTIPLE OWNERS

☐ COMMUNITY PROPERTY

☐ TENANTS IN COMMON

☐ JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP

MINOR ACCOUNT

☐ UGMA: STATE OF ____________

☐ UTMA: STATE OF ____________

Provide Individual information in sections 3a & 3b.

QUALIFIED PLAN ACCOUNT [1]

☐ TRADITIONAL IRA

☐ ROTH IRA

☐ ROLLOVER IRA

☐ SIMPLE IRA

☐ SEP IRA

☐ Inherited IRA as Beneficiary for:

____________ NAME OF DECEASED OWNER

☐ Organization Type:

____________ SPECIFY

Custodian required. Complete Section 6 and obtain Custodian Signature and Medallion Guarantee in Section 9.

Provide Entity information in sections 5a & 5b.

ENTITY ACCOUNT

☐ QUALIFIED PENSION

☐ CORPORATION: S-CORP [2]

☐ CORPORATION: C-CORP [2]

☐ PROFIT-SHARING PLAN [3]

☐ PARTNERSHIP [2]

☐ ESTATE

☐ LIMITED LIABILITY COMPANY (LLC) [2]

☐ SEPARATE LEGAL ENTITY TRUST [1]

☐ 401(K) [3]

☐ Other Organization Type:

____________ SPECIFY

1. TRUSTEE OR CUSTODIAN SIGNATURE REQUIRED. PLEASE ATTACH THE TRUSTEE CERTIFICATION FORM OR PAGES OF TRUST/PLAN DOCUMENT, AS APPLICABLE, WHICH LIST THE NAME OF TRUST/PLAN, TRUSTEES OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES.
2. PLEASE ATTACH THE CORPORATE RESOLUTION CERTIFICATION FORM OR PAGES OF CORPORATE DOCUMENTS, AS APPLICABLE WHICH LIST THE NAME OF CORPORATION/LLC, OFFICERS OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES.
3. PLEASE INCLUDE PLAN DOCUMENTS

3 Investor(s) Information

(3a & 3b required)

3a

INVESTOR OR TRUSTEE NAME ____________

JOINT INVESTOR OR TRUSTEE NAME ____________

INVESTOR DATE OF BIRTH ____________

JOINT INVESTOR DATE OF BIRTH ____________

INVESTOR SOCIAL SECURITY OR TAX ID # ____________

JOINT INVESTOR SOCIAL SECURITY OR TAX ID # ____________

INVESTOR CITIZENSHIP STATUS (CHECK ONE)

☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

JOINT INVESTOR CITIZENSHIP STATUS (CHECK ONE)

☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

3b

RESIDENTIAL ADDRESS (NO P.O. BOX) ____________

CITY ____________ STATE ____________ ZIP ____________

DAYTIME PHONE ____________

EVENING PHONE ____________

ELECTRONIC COMMUNICATION (OPTIONAL)

I (we) elect to receive electronic delivery of stockholder communications from the Company instead of receiving paper copies through the mail. I (we) understand that the Company will send a paper copy of any stockholder communication that I (we) request and that I (we) may revoke this election at any time.

E-MAIL ____________

3c

ALTERNATE MAILING ADDRESS (OR P.O. BOX) ____________

CITY ____________ STATE ____________ ZIP ____________

STAR3-SUBA-0418

PAGE 1 OF 4

4 Investment Title

PLEASE PRINT NAMES IN WHICH SHARES OF COMMON STOCK ARE TO BE REGISTERED. INCLUDE TRUST NAME OR BUSINESS ENTITY, IF APPLICABLE. IF IRA OR QUALIFIED PLAN, INCLUDE BOTH CUSTODIAN AND INVESTOR NAMES AND TAX ID NUMBERS.
IF SAME AS SECTION 3A, WRITE "SAME."

TITLE LINE 1

TITLE LINE 2

TAX ID# (TAXABLE PARTY)

5 Entity Information/ Beneficial Owners

(Complete if you checked a box in the "Entity Account" column in Section 2)

Please contact our Investor Relations Department if there is more than one owner or significant responsibility for managing the legal entity.

5a

NAME OF ENTITY

TYPE OF ENTITY

DATE OF FORMATION

RESIDENTIAL ADDRESS (NO P.O. BOX)

SOCIAL SECURITY OR TAX ID #

CITY　STATE　ZIP

5b

A. Beneficial Owner(s) **AND**

Please list each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25 percent or more of the shares of a corporation).

If no individual meets this definition, please write "Not Applicable."

OWNER/BENEFICIAL OWNER

DATE OF BIRTH

SOCIAL SECURITY OR TAX ID #

ADDRESS (NO P.O. BOX)

CITY　STATE　ZIP

☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

B. Executive Officer/Senior Manager

Please list one individual with significant responsibility for managing the legal entity such as an executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer) or any other individual who regularly performs similar functions.

EXECUTIVE OFFICER/SENIOR MANAGER

DATE OF BIRTH　TITLE

SOCIAL SECURITY OR TAX ID #

ADDRESS (NO P.O. BOX)

CITY　STATE　ZIP

☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

6 Custodian/ Administrator Information

(Important: Send all paperwork directly to the custodian)

CUSTODIAN/ADMINISTRATOR NAME

ADDRESS 1

ADDRESS 2

CITY　STATE　ZIP

DAYTIME PHONE

CUSTODIAN/ADMINISTRATOR TAX ID #

INVESTOR'S ACCOUNT # WITH CUSTODIAN/ADMINISTRATOR

7 Distribution Options

(required)

CUSTODIAL ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID DIRECTLY TO CUSTODIAN.
ALL OTHER ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID TO THE ADDRESS IN 3B.
PERCENTAGE OF DISTRIBUTION. CHOOSE UP TO TWO. IF YOU SELECT MORE THAN ONE OPTION, THE SUM OF THE ALLOCATIONS MUST EQUAL 100%

______% **Distribution Reinvestment Plan (DRIP)** In the event a DRIP is not offered, distributions will be sent to the address noted in Section 3b (or directly to the custodian, as applicable), unless otherwise indicated. Residents of Maine are not eligible to participate in the DRIP.

______% **Mail to Home Address (noted in Section 3b)** Not available for custodial accounts.

______% **Mail to Alternate Address (noted in Section 3c)** Not available for custodial accounts.

______% **Mail to Custodian (noted in Section 6)**

______% **Via Electronic Deposit (ACH)** Not available for custodial accounts.

I (we) hereby authorize the Company or its agents to deposit distributions into the account listed below. I (we) further authorize the Company to debit my (our) account in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

FINANCIAL INSTITUTION NAME

☐ Checking **(attach a voided check)**

☐ Savings

ABA/ROUTING NUMBER

ACCOUNT NUMBER

______% **Alternate Payee** Not available for custodial accounts.

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

ACCOUNT NUMBER

DISTRIBUTION MAILING ADDRESS

CITY　STATE　ZIP

Must total 100%

______%

PAGE 2 OF 4

STAR3-SUBA-0418

8 Investor and Suitability Representations

Please separately initial each of the items below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, investor(s) may not grant any person power of attorney to make such representations on their behalf.

		Initials Required	
		Owner	Joint Owner
1.	I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Company's final Prospectus relating to the Shares, wherein the terms and conditions of the offering are described.		
2.	I (we) acknowledge that the investment is not liquid, **there is no public market for the Shares** and, accordingly, it may not be possible to readily liquidate an investment in the Company.		
3.	I (we) represent that I am (we are) purchasing Shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) authorized agent(s).		
4.	I (we) have either **(a)** a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more or **(b)** a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year a minimum of $70,000 annual gross income, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."		

Please separately initial, only as applicable, the items below.

		Initials As Applicable	
		Owner	Joint Owner
5.	I am a (we are) resident(s) of **Alabama**. In addition to the general suitability standards, my (our) liquid net worth is at least 10 times my (our) investment in this program and its affiliates.		
6.	I am (we are) resident(s) of **Idaho**. I (we) have either (i) an annual income of $85,000 and a net worth of $85,000 or (ii) a liquid net worth of $300,000. In addition, my (our) total investment in shares of the Company's common stock does not exceed 10% of my (our) liquid net worth. For these purposes, liquid net worth is defined as that portion of an investor's net worth that is cash, cash equivalents, and readily marketable securities.		
7.	I am a (we are) a resident(s) of **Iowa**. I (we) have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings); or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my (our) total investment in shares of the Company's common stock does not exceed 10% of my (our) liquid net worth. For these purposes, liquid net worth is defined as that portion of an investor's net worth that consists of cash, cash equivalents and readily marketable securities.		
8.	I am a (we are) resident(s) of **Kansas**. It is recommended by the Office of Kansas Securities Commissioner that I limit my (our) aggregate investment in the Company's securities and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
9.	I am a (we are) resident(s) of **Kentucky**. My (our) aggregate investment in the Company and its affiliates' non-publicly traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth.		
10.	I am a (we are) resident(s) of **Maine.** It is recommended by the Main Office of Securities that my (our) aggregate investment in the Company's securities and other similar direct participation investments not exceed 10% of my (our) liquid net worth. For this purpose, "liquid net worth" is defined as the portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
11.	I am a (we are) resident(s) of **Massachusetts.** My (our) investment in the Company and other illiquid direct participation programs may not exceed 10% of my (our) liquid net worth. Liquid net worth is that portion of an investor's net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
12.	I am a (we are) resident(s) of **Missouri**. In addition to meeting the general suitability standards stated above, my (our) investment in shares of the Company's common stock does not exceed 10% of my (our) liquid net worth.		
13.	I am a (we are) resident(s) of **Nebraska**. If I (we) do not meet the definition of "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended, I (we) must limit my (our) aggregate investment in the Company and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of my (our) net worth. For these purposes, net worth should be determined exclusive of home, home furnishings and automobiles.		
14.	I am a (we are) resident(s) of **New Jersey.** I (we) have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in the Company, it's affiliates, and other non-publicly traded direct investment programs (including real estate investment trust, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed ten percent (10%) of my (our) liquid net worth.		
15.	I am a (we are) resident(s) of **New Mexico.** My (our) investment in the Company's securities, shares of its affiliates and in other non-traded real estate investment trusts, does not exceed ten percent (10%) of my (our) liquid net worth. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.		
16.	I am a (we are) resident(s) of **North Dakota**. My (our) net worth is at least 10 times my (our) investment in the Company.		
17.	I am a (we are) resident(s) of **Ohio**, my (our) investment in the Company, its affiliates and any other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth, which is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
18.	I am a (we are) resident(s) of **Oregon**. In addition to meeting the general suitability standards stated above, my (our) investment in shares of the Company's common stock and the common stock of the Company's affiliates does not exceed 10% of my (our) net worth (excluding home, home furnishings, and automobiles).		
19.	I am a (we are) resident(s) of **Pennsylvania**. My (our) maximum investment in the Company may not exceed 10% of my (our) net worth (excluding the value of the investor's home furnishings and automobiles).		
20.	I am (we are) resident(s) of **Tennessee**. My (our) Investment does not exceed ten percent (10%) of my (our) liquid net worth (exclusive of home, home furnishings and automobiles) in shares of the Company's common stock. Further, it is recommended by the Tennessee Securities Division that my (our) aggregate investment in this offering and in similar direct participation program investments not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).		
21.	I am (we are) resident(s) of **Vermont**. If I am (we are) an accredited investor(s), as defined in 17 C.F.R. § 230.501, I (we) may invest freely in this offering. In addition to the suitability standards above, if I am (we are) a non-accredited investor(s), I (we) may not purchase an amount in this offering that exceeds 10% of my (our) liquid net worth. For these purposes, "liquid net worth" is defined as my (our) total assets (not including home, home furnishings, or automobile) minus total liabilities.		

9 Investor(s)/ Custodian Signatures

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION **(REQUIRED)**: The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to back up withholding either because (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN.

The investor acknowledges that their shares and/or funds distributed as part of ownership in Steadfast Apartment REIT III, Inc. may be eligible for escheatment and transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

INVESTOR(S) / CUSTODIAN SIGNATURE

SIGNATURE OF INVESTOR	PRINT OR TYPE NAME OF INVESTOR	DATE (Required)
X		
SIGNATURE OF JOINT INVESTOR **(if applicable)**	PRINT OR TYPE NAME OF JOINT INVESTOR **(if applicable)**	DATE (Required)
X		
CUSTODIAN MEDALLION SIGNATURE GUARANTEE	PRINT OR TYPE NAME OF AUTHORIZED SIGNATURE **(Custodian or Trustee)**	DATE (Required)

MUST BE SIGNED BY CUSTODIAN(S) IF IRA OR QUALIFIED PLAN (STIRA CAPITAL MARKETS AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Administrator authorizes the investor to vote the number of shares of common stock of Steadfast Apartment REIT III, Inc. that are beneficially owned by the investor as reflected on the records of Steadfast Apartment REIT III, Inc. as of the applicable record date at any meeting of the stockholders of Steadfast Apartment REIT III, Inc. This authorization shall remain in place until revoked in writing by Custodian/Administrator. Steadfast Apartment REIT III, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

PAGE 3 OF 4
STAR3-SUBA-0418

10 Broker-Dealer or Registered Investment Advisor (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment. **The undersigned attest that the Registered Representative, RIA and the Broker-Dealer are subject to the USA PATRIOT ACT. In accordance with Section 326 of the Act, the Registered Representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this subscription agreement in accordance with the requirements of the Customer Identification Program.**

9a

BROKER-DEALER OR RIA FIRM NAME **(Required)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE **(Required)** | FAX

9b

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(Required)** | REPRESENTATIVE #(S) **(Required)**

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE **(Required)** | FAX

E-MAIL ADDRESS

9c

☐ **REGISTERED INVESTMENT ADVISOR (RIA). NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.**

CHECK ONLY IF INVESTMENT IS MADE THROUGH THE RIA IN ITS CAPACITY AS AN RIA AND NOT IN ITS CAPACITY AS A REGISTERED REPRESENTATIVE, IF APPLICABLE, WHOSE AGREEMENT WITH THE INVESTOR INCLUDES A FIXED OR "WRAP" FEE FEATURE FOR ADVISORY AND RELATED BROKERAGE SERVICES. IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS A FINRA LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER-DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER-DEALER, NOT THROUGH THE RIA.

9d

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) SIGNATURE(S) | DATE **(Required)**

X ______________________ X ______________________

I HEREBY CERTIFY THAT I HOLD A SERIES 7 OR SERIES 62 FINRA LICENSE (OR THAT I AM A PROPERLY REGISTERED INVESTMENT ADVISOR), AND I AM PROPERLY REGISTERED IN THE INVESTOR STATE OF RESIDENCE.

BROKER DEALER SIGNATURE (IF REQUIRED BY BROKER DEALER) | DATE **(Required)**

X ______________________

PAYMENT INSTRUCTIONS

The Subscription Agreement, together with the full purchase price, should be delivered to the Company by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO 64121-9097

Faxable Form
877-756-1113

Express/Overnight
Steadfast Apartment REIT III, Inc.
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407
(888) 223-9951

Wiring Instructions
UMB Bank, N.A.
1010 Grand Ave
Kansas City, MO 64106
ABA No: 101000695
Acct No: 9871879062
Acct Name: DST as Agent for
Steadfast Companies Universal Account

ACCEPTABLE FORMS OF PAYMENT.

Please indicate method of payment below:

- Wire transfer
- Pre-printed personal check
- Cashier's check (with remitter's name imprinted)
- Business check for company/corporate account
- Trust check for trust accounts
- Custodial check for IRA or Non-IRA Custodial held accounts
- Check endorsed from other investment program (will be accepted if it meets the minimum investment requirement)

Checks should be made payable to
"Steadfast Apartment REIT III, Inc."

WE CANNOT ACCEPT: Money orders, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 877-525-7264.

PAGE 4 OF 4

EXHIBIT B

FORM OF APPLICATION FOR TRANSFER

STEADFAST APARTMENT REIT III, INC.

Application for Transfer - Instructions

PROSPECTUS DATED APRIL 11, 2018

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL 888-223-9951

INSTRUCTIONS

1	Definitions	The term transferor means the party from whom the shares are to be transferred. The term transferee is the party or parties to whom the Shares are to be transferred. Definitions: A. "Transferor" - Current account holder B. "Transferee" - Entity receiving shares C. "Company" - Steadfast Apartment REIT III, Inc. within which the transfer is taking place
2	Requirements	If the transfer is due to death, **enclose a copy of the death certificate.** If there is an executor of the estate, **enclose a copy of the letters of administration or court appointment of the executor** dated within 90 days of the submission of this form.
3	Custodian	If this account involves a custodian, forward this form to the custodian for its signature with instructions to return it to Stira as indicated below.

NOTICES

1	Transfer Tax	Shares may be transferred only by the owner of record in person or by its duly authorized agent or attorney upon completion of all forms obtained from the Company duly executed, delivery of the forms and such other documents as the Company may require to the Company, and payment in full for the Shares and any applicable transfer tax. The transfer of Shares is subject to all the limitations and restrictions contained in the Company's Charter and Bylaws, including compliance with applicable state and federal securities and tax laws.
2	"Blue Sky" Law	No transfer or assignment of any Shares shall be made if counsel for the Company is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Company. If this would be the case as a result of this transfer, the Company will return this form and advise you of the reason that the transfer is void.
3	Restrictions	The Shares are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Company's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Company's charter: (a) no Person may Beneficially Own or Constructively Own shares of the Company's Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Company; (b) no Person may Beneficially Own or Constructively Own shares of the Company's Preferred Stock in excess of 9.8% of the value of the total outstanding shares of Preferred Stock of the Company; (c) no Person may Beneficially Own or Constructively Own Equity Shares that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; (d) other than as provided in the Company's charter, no Person may Transfer Equity Shares if such Transfer would result in the Equity Shares of the Company being owned by fewer than 100 Persons; and (e) no Person shall Transfer Equity Shares if such Transfer would (i) cause the Company to own an interest in a tenant or the Operating Partnership's real property that is described in Section 856(d)(2)(B) of the Code and (ii) cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Equity Shares which causes or will cause a Person to Beneficially Own or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Company. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void. All capitalized terms in this paragraph have the meanings defined in the charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder or prospective holder of Equity Shares of the Company on request and without charge.
4	Suitability Standards	The interest being acquired by the Transferee and retained by the Transferor, if any, must be at least the minimum number of Common Stock required under "Suitability Standards" in the Prospectus unless such transfer is made by gift, inheritance, intra-family transfer, family dissolution, operation of law, or to affiliates.
5	Reinvestment Plan	A transfer of Shares will terminate Transferor's participation in the Company's dividend reinvestment plan with respect to such transferred Shares as of the date the transfer is accepted by the Company.

PAGE 1 OF 6

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STEADFAST APARTMENT REIT III

STEADFAST APARTMENT REIT III, INC.
Application for Transfer - Instructions (Continued)

NOTICES (CONTINUED)

6 Transferee Suitability Requirements

By signing this form, Transferee acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

- I (we) have received the Prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.
- I (we) have either **(a)** a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more or **(b)** a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year a minimum of $70,000 annual gross income, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."
- I am transferring the shares into my own account, or if I am (we are) transferring shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Application for Transfer/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
- I acknowledge that the shares are not liquid.

***Not applicable if transfer is due to death**

7 Distribution Reinvestment Plan Enrollment Agreement

By selecting to participate in the Distribution Reinvestment Plan for the respective shares being transferred AND by signing this form, Transferee acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:

- That I am a current stockholder of the Company who received shares through a transfer into one of Steadfast's publicly registered offerings.
- That I received a Prospectus in connection with my receipt of shares through a transfer (the "Share Prospectus")
- That I continue to meet the Suitability Standards described in the respective Prospectus.
- That I acknowledge that I have the duty to promptly notify the Company in writing if at any time during which I am participating in the DRIP I fail to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in my original transfer form.

Mailing Instructions

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS APPLICATION FOR TRANSFER, PLEASE CALL 888-223-9951

The Application for Transfer should be delivered to the Company by one of the following methods:

Standard Mail	**Express/Overnight**
PO Box 219097 Kansas City, MO 64121-9097	Steadfast Apartment REIT III c/o DST Systems, Inc. 430 W 7th St. Kansas City, MO 64105-1407 (888) 223-9951

PAGE 2 OF 6

STAR3-TRANAPP-0518

STEADFAST APARTMENT REIT III

STEADFAST APARTMENT REIT III, INC.

Application for Transfer - Transferor Information

PROSPECTUS DATED APRIL 11, 2018

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL 888-223-9951

1 Shares

Number of shares to be transferred: ______________________
SPECIFY

Shareholder Account Number: ______________________
SPECIFY

2 Transferor (or Seller's) Information

Transferor information must mirror the original subscription agreement.

TITLE

TAX ID OR SSN

ADDRESS

CITY | STATE | ZIP

BUSINESS PHONE

3 Reason for Transfer (check one)

On October 3, 2008, the Emergency Economic Stabilization Act, HR1424, was signed into law, which included provisions from the Energy Improvement and Extension Act of 2008, requiring REITs to provide cost basis reporting to their customers.

To ensure accurate cost basis reporting, indicate the type of transfer requested and provide transfer details where applicable.

☐ **Re-registration** (name change, individual to trust, etc.)

☐ **Death[1]:** (inheritance) ______________ Date of death (required)
______________ Alternate date **or** $______________ Alternate value (if applicable)

☐ **Gift** ______________ Date of gift

☐ **Transfer to/from Custodial Account**

☐ **Sale of Shares (cost per Share: $__________)** If no consideration is being paid for this transfer, please insert $0.00 as the cost per share.

☐ **Other** ______________ SPECIFY

1. In the event of a transfer due to death, please provide a copy of the death certificate, along with the beneficiary(ies) or the executor/executrix to sign in place of the deceased owner. For certain types of transfer, additional documentation may be required.

4 Transferor(s) Signatures

By executing this Form, the transferor(s) hereby certifies and represents possession of valid title and all requisite power to assign such interests and represents and warrants that the transfer effected hereby is made in accordance with all applicable federal and state securities law and regulation. The transferor(s) understands that the transfer may be made only in compliance with the Articles of Incorporation and Bylaws, as amended, of the Company. The signature(s) on this Form must correspond with the name(s) in which the transferor(s) hold the transferred Shares.

ALL SIGNATURES MUST BE SIGNATURE GUARANTEED:

SIGNATURE OF TRANSFEROR ______________ DATE

TRANSFEROR
MEDALLION SIGNATURE GUARANTEE

CO-TRANSFEROR SIGNATURE **(if applicable)** ______________ DATE

CO-TRANSFEROR
MEDALLION SIGNATURE GUARANTEE

AUTHORIZED SIGNATURE **(Custodian or Trustee)** ______________ DATE

CUSTODIAN OR TRUSTEE
MEDALLION SIGNATURE GUARANTEE

Mailing Instructions

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS APPLICATION FOR TRANSFER, PLEASE CALL 888-223-9951

The Application for Transfer should be delivered to the Company by one of the following methods:

Standard Mail	**Express/Overnight**
PO Box 219097 Kansas City, MO 64121-9097	Steadfast Apartment REIT III c/o DST Systems, Inc. 430 W 7th St. Kansas City, MO 64105-1407 (888) 223-9951

PAGE 3 OF 6

STAR3-TRANAPP-0518

STEADFAST APARTMENT REIT III, INC.
Application for Transfer - Transferee Information
PROSPECTUS DATED APRIL 11, 2018

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL 888-223-9951

1 Shares

Number of shares to be transferred: ______________________

2 Ownership (Select only one)

Provide Individual information in sections 3a & 3b.

SINGLE OWNER
- ☐ INDIVIDUAL
- ☐ PERSONAL TRUST [1]

MULTIPLE OWNERS
- ☐ COMMUNITY PROPERTY
- ☐ TENANTS IN COMMON
- ☐ JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP

MINOR ACCOUNT
- ☐ UGMA: STATE OF ______________
- ☐ UTMA: STATE OF ______________

Provide Individual information in sections 3a & 3b.

QUALIFIED PLAN ACCOUNT [1]
- ☐ TRADITIONAL IRA
- ☐ ROTH IRA
- ☐ ROLLOVER IRA
- ☐ SIMPLE IRA
- ☐ SEP IRA
- ☐ Inherited IRA as Beneficiary for: ______________ NAME OF DECEASED OWNER
- ☐ Organization Type: ______________ SPECIFY

Custodian required. Complete Section 5 and obtain Custodian Signature and Medallion Guarantee in Section 8.

Provide Entity information in sections 4a & 4b.

ENTITY ACCOUNT
- ☐ QUALIFIED PENSION
- ☐ CORPORATION: S-CORP [2]
- ☐ CORPORATION: C-CORP [2]
- ☐ PROFIT-SHARING PLAN [3]
- ☐ PARTNERSHIP [2]
- ☐ ESTATE
- ☐ LIMITED LIABILITY COMPANY (LLC) [2]
- ☐ SEPARATE LEGAL ENTITY TRUST [1]
- ☐ 401(K) [3]
- ☐ Other Organization Type: ______________ SPECIFY

1. TRUSTEE OR CUSTODIAN SIGNATURE REQUIRED. PLEASE ATTACH THE TRUSTEE CERTIFICATION FORM OR PAGES OF TRUST/PLAN DOCUMENT, AS APPLICABLE, WHICH LIST THE NAME OF TRUST/PLAN, TRUSTEES OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES.
2. PLEASE ATTACH THE CORPORATE RESOLUTION CERTIFICATION FORM OR PAGES OF CORPORATE DOCUMENTS, AS APPLICABLE WHICH LIST THE NAME OF CORPORATION/LLC, OFFICERS OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES.
3. PLEASE INCLUDE PLAN DOCUMENTS

3 Transferee (or Buyer's) Information (3a & 3b required)

3a

TRANSFEREE OR TRUSTEE NAME	CO-TRANSFEREE OR TRUSTEE NAME
TRANSFEREE DATE OF BIRTH	CO-TRANSFEREE INVESTOR DATE OF BIRTH
TRANSFEREE SOCIAL SECURITY OR TAX ID #	CO-TRANSFEREE SOCIAL SECURITY OR TAX ID #
INVESTMENT TITLE	**TAX ID # (TAXABLE PARTY)**

CITIZENSHIP STATUS (CHECK ONE)

☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

CO-TRANSFEREE CITIZENSHIP STATUS (CHECK ONE)

☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

3b

HOME ADDRESS (NO P.O. BOX)

CITY	STATE	ZIP

DAYTIME PHONE	EVENING PHONE

ELECTRONIC COMMUNICATION (OPTIONAL)

I (we) elect to receive electronic delivery of stockholder communications from the Company instead of receiving paper copies through the mail. I (we) understand that the Company will send a paper copy of any stockholder communication that I (we) request and that I (we) may revoke this election at any time.

E-MAIL

3c

ALTERNATE MAILING ADDRESS (OR P.O. BOX)

CITY	STATE	ZIP

PAGE 4 OF 6

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STEADFAST APARTMENT REIT III

STEADFAST APARTMENT REIT III, INC.
Application for Transfer - Transferee Information (Continued)

4 Entity Information/ Beneficial Owners

(Complete if you checked a box in the "Entity Account" column in Section 2)

Please contact our Investor Relations Department, if there is more than one owner or significant responsibility for managing the legal entity.

4a

NAME OF ENTITY

TYPE OF ENTITY

DATE OF FORMATION

RESIDENTIAL ADDRESS (NO P.O. BOX)

SOCIAL SECURITY OR TAX ID #

CITY STATE ZIP

4b

A. Beneficial Owner(s) **AND**

Please list each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25 percent or more of the shares of a corporation).

If no individual meets this definition, please write "Not Applicable."

OWNER/BENEFICIAL OWNER

DATE OF BIRTH

SOCIAL SECURITY OR TAX ID #

ADDRESS (NO P.O. BOX)

CITY STATE ZIP

CITIZENSHIP STATUS (CHECK ONE)

☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

B. Executive Officer/Senior Manager

Please list one individual with significant responsibility for managing the legal entity such as an executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer) or any other individual who regularly performs similar functions.

EXECUTIVE OFFICER/SENIOR MANAGER

DATE OF BIRTH

TITLE

SOCIAL SECURITY OR TAX ID #

ADDRESS (NO P.O. BOX)

CITY STATE ZIP

☐ **US Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien**

Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

5 Custodian/ Administrator Information

(Important: Send all paperwork directly to the custodian)

CUSTODIAN/ADMINISTRATOR NAME

ADDRESS 1

ADDRESS 2

CITY STATE ZIP

DAYTIME PHONE

CUSTODIAN/ADMINISTRATOR TAX ID #

INVESTOR'S ACCOUNT # WITH CUSTODIAN/ADMINISTRATOR

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Administrator authorizes the investor to vote the number of shares of common stock of Steadfast Apartment REIT III, Inc. that are beneficially owned by the investor as reflected on the records of Steadfast Apartment REIT III, Inc. as of the applicable record date at any meeting of the stockholders of Steadfast Apartment REIT III, Inc. This authorization shall remain in place until revoked in writing by Custodian/Administrator. Steadfast Apartment REIT III, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

STAR3-TRANAPP-0518

PAGE 5 OF 6

STEADFAST APARTMENT REIT III

STEADFAST APARTMENT REIT III, INC.
Application for Transfer - Transferee Information (Continued)

6 Distribution Options

CUSTODIAL ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID DIRECTLY TO CUSTODIAN.
ALL OTHER ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID TO THE ADDRESS IN 3B.

PERCENTAGE OF DISTRIBUTION. CHOOSE UP TO TWO. IF YOU SELECT MORE THAN ONE OPTION, THE SUM OF THE ALLOCATIONS MUST EQUAL 100%

____% **Distribution Reinvestment Plan (DRIP)** In the event a DRIP is not offered, distributions will be sent to the address noted in Section 3b (or directly to the custodian, as applicable), unless otherwise indicated.

____% **Mail to Home Address (noted in Section 3b)** Not available for custodial accounts.

____% **Mail to Alternate Address (noted in Section 3c)** Not available for custodial accounts.

____% **Mail to Custodian (noted in Section 5)**

____% **Via Electronic Deposit (ACH)** Not available for custodial accounts.
I (we) hereby authorize the Company or its agents to deposit distributions into the account listed below. I (we) further authorize the Company to debit my (our) account in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.

FINANCIAL INSTITUTION NAME ____

☐ Checking **(attach a voided check)**
☐ Savings

ABA/ROUTING NUMBER ____ ACCOUNT NUMBER ____

____% **Alternate Payee** Not available for custodial accounts.

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL ____ ACCOUNT NUMBER ____

DISTRIBUTION MAILING ADDRESS ____

CITY ____ STATE ____ ZIP ____

Must total 100% ____%

7 Broker-Dealer or RIA Information

BROKER-DEALER OR RIA FIRM NAME **(Required)** ____ REP ID ____

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(Required)** ____ BUSINESS PHONE ____

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX ____

CITY ____ STATE ____ ZIP ____

8 Transferee(s) Signatures

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION **(REQUIRED)**: The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Application for Transfer is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to back up withholding either because (a) he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN.

The investor acknowledges that their shares and/or funds distributed as part of ownership in Steadfast Apartment REIT III may be eligible for escheatment and transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

By executing this form, the transferee(s) represent that they have received and/or reviewed the Prospectus and the other filings made by the Company with the Securities and Exchange Commission. The transferee(s) accept and agree to be bound by the terms and conditions of the Company's Articles of Incorporation and Bylaws, as amended.

*For TOD accounts with multiple beneficiaries, by signing you are acknowledging there are no known disputes as to the persons entitled to a distribution under the non-probate transfer or the amounts to be distributed to each beneficiary, and no known claims affecting the distribution requested. For TOD accounts with multiple beneficiaries, a signature guarantee is required for the Transferee's signature.

SIGNATURE OF TRANSFEREE ____ DATE **(Required)** ____

X ____

CUSTODIAN MEDALLION SIGNATURE GUARANTEE

SIGNATURE OF CO-TRANSFEREE **(if applicable)** ____ DATE **(Required)** ____

X ____

***MEDALLION SIGNATURE GUARANTEE**
(Required for TOD accounts transferring to multiple beneficiaries only)

MUST BE SIGNED BY CUSTODIAN(S) IF IRA OR QUALIFIED PLAN (STIRA CAPITAL MARKETS AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

PAGE 6 OF 6

STAR3-TRANAPP-0518

EXHIBIT C

QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2018

(WITHOUT EXHIBITS)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 10-Q
(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2018
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to _________
Commission file number 000-55772
STEADFAST APARTMENT REIT III, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	47-4871012
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

18100 Von Karman Avenue, Suite 500
Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)
 (949) 852-0700
(Registrant’s Telephone Number, Including Area Code)
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐
Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐

Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 3(a) of the Exchange Act. ☑
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑
As of May 8, 2018, there were 3,151,548 shares of the Registrant’s Class A common stock issued and outstanding, 390,300 shares of the Registrant’s Class R common stock issued and outstanding and 3,984,469 shares of the Registrant’s Class T common stock issued and outstanding.

STEADFAST APARTMENT REIT III, INC.

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$42,059,897	$42,059,897
Building and improvements	324,537,679	323,636,510
Tenant origination and absorption costs	1,908,025	4,214,078
Total real estate, cost	368,505,601	369,910,485
Less accumulated depreciation and amortization	(11,822,581)	(9,425,010)
Total real estate, net	356,683,020	360,485,475
Cash and cash equivalents	26,881,896	15,533,961
Restricted cash	2,942,808	4,344,992
Rents and other receivables	921,098	488,287
Other assets	1,068,544	702,130
Total assets	$388,497,366	$381,554,845

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$5,738,603	$5,726,298
Mortgage notes payable, net	258,526,055	258,470,441
Distributions payable	830,437	746,360
Due to affiliates	4,022,957	5,487,180
Total liabilities	269,118,052	270,430,279
Commitments and contingencies (Note 9)
Redeemable common stock	3,350,539	2,920,059
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $0.01 par value per share; 480,000,000 shares authorized, 3,084,850 and 2,887,731 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	30,851	28,878
Class R common stock, $0.01 par value per share; 240,000,000 shares authorized, 360,730 and 309,518 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	3,608	3,096
Class T common stock, $0.01 par value per share; 480,000,000 shares authorized, 3,840,533 and 3,369,991 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	38,406	33,700
Additional paid-in capital	145,889,549	131,822,585
Cumulative distributions and net losses	(29,933,639)	(23,683,752)
Total stockholders’ equity	116,028,775	108,204,507
Total liabilities and stockholders’ equity	$388,497,366	$381,554,845

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)
Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Rental income	$7,810,148	$2,796,716
Tenant reimbursements and other	1,022,028	318,999
Total revenues	8,832,176	3,115,715
Expenses:
Operating, maintenance and management	2,323,918	705,204
Real estate taxes and insurance	1,403,354	481,455
Fees to affiliates	1,345,840	284,152
Depreciation and amortization	4,703,625	2,360,947
Interest expense	2,225,371	978,486
General and administrative expenses	754,902	627,862
Total expenses	12,757,010	5,438,106
Net loss attributable to common stockholders	$(3,924,834)	$(2,322,391)

Net loss attributable to Class A common stockholders — basic and diluted	$(1,690,784)	$(1,236,453)
Net loss per Class A common share — basic and diluted	$(0.53)	$(0.81)
Weighted average number of Class A common shares outstanding — basic and diluted	2,983,166	1,489,414
Distributions declared per Class A common share	$0.370	$0.370

Net loss attributable to Class R common stockholders — basic and diluted	$(188,592)	$(118,117)
Net loss per Class R common share — basic and diluted	$(0.55)	$(0.81)
Weighted average number of Class R common shares outstanding — basic and diluted	332,745	128,807
Distributions declared per Class R common share	$0.352	$0.353

Net loss attributable to Class T common stockholders — basic and diluted	$(2,045,458)	$(967,821)
Net loss per Class T common share — basic and diluted	$(0.60)	$(0.87)
Weighted average number of Class T common shares outstanding — basic and diluted	3,608,942	1,165,823
Distributions declared per Class T common share	$0.306	$0.304

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)
Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2017 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2018 (Unaudited)

	Common Stock						Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Class A		Class R		Class T
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, December 31, 2016	1,247,420	$12,474	99,043	$990	889,434	$8,894	$45,632,928	$(5,741,312)	$39,913,974
Issuance of common stock	1,640,311	16,404	210,475	2,106	2,481,444	24,815	104,046,957	—	104,090,282
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	—	—	(9,034,341)	—	(9,034,341)
Transfers to redeemable common stock	—	—	—	—	—	—	(2,698,321)	—	(2,698,321)
Repurchase of common stock	—	—	—	—	(887)	(9)	(21,060)	—	(21,069)
Other offering costs to affiliates	—	—	—	—	—	—	(6,167,169)	—	(6,167,169)
Distributions declared	—	—	—	—	—	—	—	(6,189,253)	(6,189,253)
Amortization of stock-based compensation	—	—	—	—	—	—	63,591	—	63,591
Net loss	—	—	—	—	—	—	—	(11,753,187)	(11,753,187)
BALANCE, December 31, 2017	2,887,731	28,878	309,518	3,096	3,369,991	33,700	131,822,585	(23,683,752)	108,204,507
Issuance of common stock	200,163	2,003	51,212	512	470,542	4,706	17,288,961	—	17,296,182
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	—	—	(1,323,430)	—	(1,323,430)
Transfers to redeemable common stock	—	—	—	—	—	—	(732,807)	—	(732,807)
Repurchase of common stock	(3,044)	(30)	—	—	—	—	(71,050)	—	(71,080)
Other offering costs to affiliates	—	—	—	—	—	—	(1,108,621)	—	(1,108,621)
Distributions declared	—	—	—	—	—	—	—	(2,325,053)	(2,325,053)
Amortization of stock-based compensation	—	—	—	—	—	—	13,911	—	13,911
Net loss	—	—	—	—	—	—	—	(3,924,834)	(3,924,834)
BALANCE, March 31, 2018	3,084,850	$30,851	360,730	$3,608	3,840,533	$38,406	$145,889,549	$(29,933,639)	$116,028,775

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)
Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(3,924,834)	$(2,322,391)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,703,625	2,360,947
Amortization of deferred financing costs	55,614	13,684
Amortization of stock-based compensation	13,911	9,222
Amortization of stock-based annual compensation	6,875	6,875
Change in fair value of interest rate cap agreements	(379,314)	221,694
Changes in operating assets and liabilities:
Rents and other receivables	(169,866)	(113,347)
Other assets	12,900	(3,730)
Accounts payable and accrued liabilities	(246,072)	848,738
Due to affiliates	(1,456,388)	(1,219,546)
Net cash used in operating activities	(1,383,549)	(197,854)
Cash Flows from Investing Activities:
Acquisition of real estate investments	—	(32,638,237)
Additions to real estate investments	(932,928)	(425,048)
Purchase of interest rate cap agreements	—	(131,250)
Cash used in investing activities	(932,928)	(33,194,535)
Cash Flows from Financing Activities:
Proceeds from issuance of mortgage notes payable	—	23,000,000
Proceeds from issuance of Class A common stock	4,326,986	12,624,288
Proceeds from issuance of Class R common stock	1,058,438	1,012,468
Proceeds from issuance of Class T common stock	10,565,291	13,176,496
Payments of commissions on sale of common stock and related dealer manager fees	(1,339,540)	(1,907,007)
Reimbursement of other offering costs to affiliates	(1,112,536)	(2,576,691)
Payment of deferred financing costs	—	(230,106)
Distributions to common stockholders	(1,165,331)	(424,176)
Repurchase of common stock	(71,080)	—
Net cash provided by financing activities	12,262,228	44,675,272
Net increase in cash, cash equivalents and restricted cash	9,945,751	11,282,883
Cash, cash equivalents and restricted cash, beginning of period	19,878,953	17,142,199
Cash, cash equivalents and restricted cash, end of period	$29,824,704	$28,425,082

PART I — FINANCIAL INFORMATION (continued)
Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Supplemental Disclosures of Cash Flow Information:
Interest paid	$2,322,410	$585,761
Supplemental Disclosures of Noncash Flow Transactions:
Increase in distributions payable	$84,077	$132,645
Application of escrow deposits to acquire real estate	$—	$650,100
Increase in amounts receivable from transfer agent for Class A common stock	$212,000	$86,170
Increase in amounts receivable from transfer agent for Class R common stock	$50,000	$—
Increase in amounts receivable from transfer agent for Class T common stock	$945	$91,854
Decrease in amounts payable to affiliates for other offering costs	$(3,915)	$(1,017,330)
Distributions paid to common stockholders through common stock issuances pursuant to the distribution reinvestment plan	$1,075,644	$395,811
Increase in redeemable common stock	$732,808	$395,811
Increase in stock-based annual compensation and meeting fees	$6,875	$6,875
Increase in redemptions payable	$302,328	$—
(Decrease) increase in accounts payable and accrued liabilities from additions to real estate investments	$(43,951)	$8,801
Increase in due to affiliates from additions to real estate investments	$12,193	$8,321
(Decrease) increase in due to affiliates from distribution and shareholder servicing fee	$(16,110)	$582,324

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

1.         Organization and Business
Steadfast Apartment REIT III, Inc. (the “Company”) was formed on July 29, 2015, as a Maryland corporation that elected to be taxed, and currently qualifies, as a real estate investment trust (“REIT”) commencing with the taxable year ended December 31, 2016. On August 24, 2015, the Company was initially capitalized with the sale of 8,000 shares of Class A common stock to Steadfast Apartment Advisor III, LLC (the “Advisor”), a Delaware limited liability company, at a purchase price of $25.00 per share for an aggregate purchase price of $200,000.
The Company intends to use substantially all of the net proceeds from the Public Offering (defined below) to invest in and manage a diverse portfolio of multifamily and independent senior-living properties located in targeted markets throughout the United States. In addition to the Company’s focus on multifamily and independent senior-living properties, the Company may also make selective strategic acquisitions of other types of commercial properties. The Company may also selectively acquire debt collateralized by multifamily and independent senior-living properties and securities of other companies owning multifamily and independent senior-living properties.
As of March 31, 2018, the Company owned nine multifamily properties comprising a total of 2,592 apartment homes. For more information on the Company’s real estate portfolio, see Note 3 (Real Estate).
Public Offering
On February 5, 2016, the Company commenced its initial public offering to offer a maximum of $1,000,000,000 in shares of common stock for sale to the public in the primary offering (the“Primary Offering”). The Company initially offered Class A shares and Class T shares in the Public Offering at an initial price of $25.00 for each Class A share ($500,000,000 in Class A shares) and $23.81 for each Class T share ($500,000,000 in Class T shares), with discounts available for certain categories of purchasers. The Company also registered up to $300,000,000 in shares pursuant to the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $23.75 for each Class A share and $22.62 for each Class T share.
Commencing on July 25, 2016, the Company revised the terms of its Public Offering to include Class R shares. The Company is currently offering a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share ($400,000,000 in Class A shares), $22.50 for each Class R share ($200,000,000 in Class R shares) and $23.81 for each Class T share ($400,000,000 in Class T shares), with discounts available for certain categories of purchasers. Up to $300,000,000 in shares is currently being offered pursuant to the DRP at an initial price of $23.75 for each Class A share, $22.50 for each Class R share and $22.62 for each Class T share. The Company’s board of directors may, from time to time, in its sole discretion, change the price at which the Company offers shares to the public in the Primary Offering or pursuant to the DRP to reflect changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant. The Company may reallocate shares of common stock registered in the Public Offering among classes of shares and between the Primary Offering and the DRP.
Pursuant to the terms of the Public Offering, offering proceeds were held in an escrow account until the Company raised the minimum offering amount of $2,000,000. On May 16, 2016, the Company raised the minimum offering amount and the offering proceeds held in escrow were released to the Company. As of March 31, 2018, the Company had sold 3,067,280 shares of Class A common stock, 360,730 shares of Class R common stock and 3,841,420 shares of Class T common stock in the Public Offering for gross proceeds of $75,481,921, $8,116,429 and $91,353,890, respectively, and $174,952,240 in the aggregate, including 79,024 shares of Class A common stock, 5,065 shares of Class R common stock and 92,709 shares of Class T common stock issued pursuant to the DRP for gross offering proceeds of $1,876,814, $113,947 and $2,097,084, respectively. The Company will continue to offer shares of the Company’s common stock on a continuous basis until the Public Offering terminates on or before the earlier of February 5, 2019, unless further extended as permitted under applicable law or earlier terminated by our board of directors, and (ii) the date on which the maximum offering amount has been sold. In certain

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

states the Public Offering may continue for only one year unless the Company renews the offering period for an additional year. The Company reserves the right to terminate the Public Offering at any time.

The business of the Company is externally managed by the Advisor pursuant to the Amended and Restated Advisory Agreement dated July 25, 2016, by and among the Company, Steadfast Apartment REIT III Operating Partnership, L.P. (the “Operating Partnership”) and the Advisor (as amended, the “Advisory Agreement”). The Advisory Agreement is subject to annual renewal by the Company’s board of directors. The current term of the Advisory Agreement expires on February 5, 2019. Subject to certain restrictions and limitations, the Advisor manages the Company’s day-to-day operations, manages the Company’s portfolio of properties and real estate-related assets, sources and presents investment opportunities to the Company’s board of directors and provides investment management services on the Company’s behalf. The Advisor has also entered into an Advisory Services Agreement with Crossroads Capital Advisors, LLC (“Crossroads Capital Advisors”), whereby Crossroads Capital Advisors provides advisory services to the Company on behalf of the Advisor. The Company has retained Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC) (the “Dealer Manager”), an affiliate of the Advisor, to serve as the dealer manager for the Public Offering. The Dealer Manager is responsible for marketing the Company’s shares of common stock being offered pursuant to the Public Offering. The Advisor, along with the Dealer Manager, also provides offering services, marketing, investor relations and other administrative services on the Company’s behalf.
Substantially all of the Company’s business is conducted through the Operating Partnership. The Company is the sole general partner of the Operating Partnership and owns a 99.99% partnership interest in the Operating Partnership. The Advisor is the sole limited partner of and owns the remaining 0.01% partnership interest in the Operating Partnership. The Company and the Advisor entered into an Amended and Restated Agreement of Limited Partnership on July 25, 2016 (as amended, the “Partnership Agreement”). As the Company accepts subscriptions for shares of its common stock, the Company transfers substantially all of the net offering proceeds from its Public Offering to the Operating Partnership as a contribution in exchange for partnership interests and the Company’s percentage ownership in the Operating Partnership increases proportionately.
The Partnership Agreement provides that the Operating Partnership is operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership pays all of the Company’s administrative costs and expenses, and such expenses are treated as expenses of the Operating Partnership.
The Company commenced its real estate operations on May 19, 2016, upon acquiring a fee simple interest in Carriage House Apartment Homes, a multifamily property located in Gurnee, Illinois.
2.         Summary of Significant Accounting Policies
There have been no significant changes to the Company’s accounting policies since it filed its audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2017, other than Accounting Standards Update (“ASU”) 2016-18, as further described and defined below. For further information about the Company’s accounting policies, refer to the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2018.
Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of the Company, the consolidated variable interest entity (“VIE”) that the Company controls and of which the Company is the primary beneficiary, and the Operating Partnership’s subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. The Operating

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Partnership is a VIE because the Advisor, as the limited partner, lacks substantive kick-out rights and substantive participating rights. The Company is the primary beneficiary of, and consolidates, the Operating Partnership.
The accompanying unaudited consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information as contained within the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC, including the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the financial statements for the unaudited interim periods presented include all adjustments that are of a normal and recurring nature and necessary for a fair and consistent presentation of the results of such periods. Operating results for the three months ended March 31, 2018, are not necessarily indicative of the results that may be expected for the year ending December 31, 2018. The unaudited consolidated financial statements in this Quarterly Report on Form 10-Q (the “Quarterly Report”) should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.
Reclassifications
Certain amounts in the Company’s prior period consolidated financial statements have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods. During the three months ended March 31, 2018, the Company adopted ASU No. 2016-18. As a result, the Company no longer presents transfers between cash and restricted cash in the consolidated statements of cash flows. Instead, restricted cash is included with cash and cash equivalents when reconciling the beginning of the period and end of the period total amounts shown on the consolidated statements of cash flows.
Fair Value Measurements
Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•
Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.
When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources.
The following describes the valuation methodologies used by the Company to measure fair value, including an indication of the level in the fair value hierarchy in which each asset or liability is generally classified.
Interest rate cap agreements - The Company has entered into certain interest rate cap agreements. These derivatives are recorded at fair value. Fair value was based on a model-driven valuation using the associated variable rate curve and an implied market volatility, both of which were observable at commonly quoted intervals for the full term of the interest rate cap agreements. Therefore, the Company’s interest rate cap agreements were classified within Level 2 of the fair value hierarchy and are included in other assets in the accompanying consolidated balance sheets. Changes in the fair value of the interest rate cap agreements are recorded as interest expense in the accompanying consolidated statements of operations.
The following tables reflect the Company’s assets required to be measured at fair value on a recurring basis on the consolidated balance sheets:

	March 31, 2018
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$636,932	$—

	December 31, 2017
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$257,619	$—
Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.
Fair Value of Financial Instruments
The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities, due to affiliates, distributions payable and mortgage notes payable, net.
The Company considers the carrying value of cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities and distributions payable to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due to affiliates is not determinable due to the related party nature of such amounts. The Company has determined that its mortgage notes payable, net are classified as Level 3 within the fair value hierarchy.
The fair value of the mortgage notes payable, net is estimated using a discounted cash flow analysis using borrowing rates available to the Company for debt instruments with similar terms and maturities. As of March 31, 2018 and December 31, 2017, the fair value of the mortgage notes payable, net was $260,534,208 and $262,048,883, respectively, compared to the carrying value of $258,526,055 and $258,470,441, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Distribution Policy
The Company elected to be taxed as, and currently qualifies as, a REIT commencing with the Company’s taxable year ended December 31, 2016. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). The Company’s board of directors declared a distribution to the holders of Class A shares and Class T shares which began to accrue on May 19, 2016. The Company’s board of directors also declared a distribution to the holders of Class R shares which began to accrue on August 2, 2016.
Distributions declared during the period from January 1, 2017, to March 31, 2017, were based on daily record dates and calculated at a rate of $0.004110 per Class A share per day, $0.00394521 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.27%, and in some cases $0.00369863 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.67% and $0.003376 per Class T share per day. Distributions declared during the period from January 1, 2018 to March 31, 2018, were based on daily record dates and calculated at a rate of $0.004110 per Class A share per day, $0.00394521 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.27%, and in some cases $0.00369863 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.67% and $0.003376 per Class T share per day subject to an annual distribution and shareholder servicing fee of 1.125% and in some cases $0.003457 per Class T share per day subject to an annual distribution and shareholder servicing fee of 1.0%. Each day during the period from May 19, 2016, to March 31, 2018, was a distribution record date with respect to Class A shares and Class T shares. Each day during the period from August 2, 2016 to March 31, 2018, was a distribution record date with respect to Class R shares.
Distributions to stockholders are determined by the board of directors of the Company and are dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order for the Company to qualify as a REIT under the Internal Revenue Code. During the three months ended March 31, 2018, the Company declared distributions totaling $0.370 per Class A share of common stock, $0.352 per Class R share of common stock and $0.306 per Class T share of common stock. During the three months ended March 31, 2017, the Company declared distributions totaling $0.370 per Class A share of common stock, $0.353 per Class R share of common stock and $0.304 per Class T share of common stock.
Per Share Data
Basic loss per share attributable to common stockholders for all periods presented are computed by dividing net loss by the weighted average number of shares of the Company’s common stock outstanding for each class of shares outstanding during the period. Diluted loss per share is computed based on the weighted average number of shares of the Company’s common stock and all potentially dilutive securities, if any. Distributions declared per common share assume each share was issued and outstanding each day during the period. Nonvested shares of the Company’s restricted common stock give rise to potentially dilutive shares of the Company’s common stock but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during the period.
In accordance with FASB ASC Topic 260-10-45, Earnings Per Share, the Company uses the two-class method to calculate earnings per share. Basic earnings per share is calculated based on dividends declared and the rights of common shares and participating securities in any undistributed earnings, which represents net income remaining after deduction of dividends declared during the period. The undistributed earnings are allocated to all outstanding common shares based on the relative percentage of each class of shares to the total number of outstanding shares. The Company does not have any participating securities outstanding but does have multiple classes of common stock with different dividend rates and an unvested portion of restricted Class A common stock. Earnings attributable to the unvested restricted Class A common stock are deducted from earnings in the computation of per share amounts where applicable.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Segment Disclosure
The Company has determined that it has one reportable segment with activities related to investing in multifamily properties. The Company’s investments in real estate are in different geographic regions, and management evaluates operating performance on an individual asset level. However, as each of the Company’s assets has similar economic characteristics, tenants and products and services, its assets have been aggregated into one reportable segment.
Recent Accounting Pronouncements
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The new guidance requires an entity to recognize the revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. The new guidance supersedes the revenue requirements in Revenue Recognition (Topic 605) and most industry-specific guidance throughout the Industry Topics of the Codification. The new guidance does not apply to lease contracts within the scope of Leases (Topic 840). In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), which delayed the effective date of the new guidance by one year, which will result in the new guidance being effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and is to be applied retrospectively. Early adoption is permitted, but can be no earlier than the original public entity effective date of fiscal years, and interim periods within those years, beginning after December 15, 2016. The Company selected the modified retrospective transition method with a cumulative effect recognized as of the date of adoption and adopted the new standard effective January 1, 2018. The Company identified limited sources of revenues from non-lease components, and the Company did not experience a material impact on its revenue recognition in the consolidated financial statements upon adoption. Additionally, there was no impact to the Company’s recognition of rental revenue, as rental revenue from leasing arrangements is specifically excluded from the standard.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), amending the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The new standard requires a modified retrospective transition approach. The guidance will be effective in the first quarter of 2019 and allows for early adoption. The Company is in the preliminary stages of evaluating the impact of this ASU on its leases both as it relates to the Company acting as a lessor and as a lessee. Based on the preliminary results of its evaluation, as it relates to the former, the Company does not expect any material impact on the recognition of leases in the consolidated financial statements because under this guidance, lessors will continue to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases, and operating leases. As it relates to the latter, the Company does not expect a material impact on the recognition of leases in the consolidated financial statements because the quantity of leased equipment by the Company is limited. The Company is finalizing its evaluation of this new guidance and plans to adopt this ASU 2016-02 on January 1, 2019.
In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash, that requires that a statement of cash flows explains the change during the period in the total of cash, cash equivalents, restricted cash and restricted cash equivalents. Therefore, amounts generally described as restricted cash should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. The guidance is effective for annual periods beginning after December 15, 2017, and interim periods within those years. Early adoption is permitted. The Company adopted this guidance on January 1, 2018 and it was applied retrospectively. As a result of adopting ASU 2016-18, the Company began presenting restricted cash along with cash and cash equivalents in its consolidated statements of cash flows.
In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”), that clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. This ASU provides a screen to determine when a set is not a business. If the screen is not met, it (1) requires that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

output and (2) removes the evaluation of whether a market participant could replace the missing elements. The guidance is effective for annual reporting periods beginning after December 15, 2017, and interim periods within those years. Early adoption is permitted. The Company adopted this guidance as of January 1, 2017. The Company capitalized $7,069,053 of acquisition fees and expenses on the consolidated balance sheet as of March 31, 2018 related to its multifamily acquisitions in 2017. Acquisition fees and acquisition expenses were included in fees to affiliates and acquisition costs, respectively, on the consolidated statements of operations prior to the adoption of this guidance. Upon adoption of this guidance, all such costs are included in the purchase price that is allocated between land, buildings and improvements and tenant origination and absorption costs on the consolidated balance sheets.
In February 2017, the FASB issued ASU 2017-05, Other Income - Gains and Losses from the Derecognition of Nonfinancial Assets (“Subtopic 610-20”): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets (“ASU 2017-05”), that clarifies that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset and defines the term in substance nonfinancial asset. ASU 2017-05 also clarifies that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. Subtopic 610-20, which was issued in May 2014 as part of ASU 2014-09 (discussed above), provides guidance for recognizing gains and losses from the transfer of nonfinancial assets in contracts with noncustomers. An entity is required to apply amendments in ASU 2017-05 at the same time it applies the amendments in ASU 2014-09 (discussed above). ASU 2017-05 requires retrospective application and is effective for fiscal years beginning after December 15, 2017, including interim reporting periods within those fiscal years. Early adoption is permitted. Upon adoption of this guidance on January 1, 2018, the Company did not experience a material impact.
In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”). The FASB issued ASU 2017-09 to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation - Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. ASU No. 2017-09 requires prospective application and is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. Upon adoption of this guidance January 1, 2018, the Company did not experience a material impact.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

3.          Real Estate
As of March 31, 2018, the Company owned nine multifamily properties comprised of a total of 2,592 apartment homes. The total acquisition price of the Company’s real estate portfolio was $369,134,230. As of March 31, 2018 and December 31, 2017, the Company’s portfolio was approximately 93.1% and 92.6% occupied and the average monthly rent was $1,082 and $1,089, respectively.
As of March 31, 2018 and December 31, 2017, accumulated depreciation and amortization related to the Company’s consolidated real estate properties and related intangibles were as follows:

	March 31, 2018
	Assets
	Land	Building and Improvements	Tenant Origination and Absorption Costs	Total Real Estate
Investments in real estate	$42,059,897	$324,537,679	$1,908,025	$368,505,601
Less: Accumulated depreciation and amortization	—	(10,660,190)	(1,162,391)	(11,822,581)
Net investments in real estate and related lease intangibles	$42,059,897	$313,877,489	$745,634	$356,683,020

	December 31, 2017
	Assets
	Land	Building and Improvements	Tenant Origination and Absorption Costs	Total Real Estate
Investments in real estate	$42,059,897	$323,636,510	$4,214,078	$369,910,485
Less: Accumulated depreciation and amortization	—	(7,403,608)	(2,021,402)	(9,425,010)
Net investments in real estate and related lease intangibles	$42,059,897	$316,232,902	$2,192,676	$360,485,475
Depreciation and amortization expense was $4,703,625 and $2,360,947 for the three months ended March 31, 2018 and 2017, respectively.
Depreciation of the Company’s buildings and improvements was $3,256,582 and $1,031,588 for the three months ended March 31, 2018, and 2017, respectively.
Amortization of the Company’s tenant origination and absorption costs was $1,447,043 and $1,329,359 for the three months ended March 31, 2018 and 2017, respectively. Tenant origination and absorption costs had a weighted-average amortization period as of the date of acquisition of less than one year.
Operating Leases
As of March 31, 2018, the Company’s real estate portfolio comprised 2,592 apartment homes and was approximately 95.3% leased by a diverse group of residents. The residential lease terms consist of lease durations equal to twelve months or less.
Some residential leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires security

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

deposits from tenants in the form of a cash deposit. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to tenant leases are included in accounts payables and accrued liabilities in the accompanying consolidated balance sheets and totaled $752,798 and $709,440 as of March 31, 2018 and December 31, 2017, respectively.

As of March 31, 2018 and 2017, no tenant represented over 10% of the Company’s annualized base rent.
4.          Other Assets
As of March 31, 2018 and December 31, 2017, other assets consisted of:

	March 31, 2018	December 31, 2017
Prepaid expenses	$169,302	$287,958
Interest rate cap agreements	636,932	257,619
Other deposits	262,310	156,553
Other assets	$1,068,544	$702,130
5.          Debt
Mortgage Notes Payable
The following is a summary of mortgage notes payable, net secured by real property as of March 31, 2018 and December 31, 2017.

	March 31, 2018
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Variable rate(1)	6	6/1/2026 - 9/1/2027	1-Mo LIBOR + 2.195%	1-Mo LIBOR + 2.52%	4.22%	$156,892,000
Fixed rate	3	8/1/2024 - 1/1/2025	3.82%	3.92%	3.89%	103,129,000
Mortgage notes payable, gross	9				4.09%	260,021,000
Deferred financing costs, net(2)						(1,494,945)
Mortgage notes payable, net						$258,526,055

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

	December 31, 2017
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Variable rate(1)	6	6/1/2026 - 9/1/2027	1-Mo LIBOR + 2.195%	1-Mo LIBOR + 2.52%	3.90%	$156,892,000
Fixed rate	3	8/1/2024 - 1/1/2025	3.82%	3.92%	3.89%	103,129,000
Mortgage notes payable, gross	9				3.90%	260,021,000
Deferred financing costs, net(2)						(1,550,559)
Mortgage notes payable, net						$258,470,441
_________

(1)	See Note 10 (Derivative Financial Instruments) for a discussion of the interest rate cap agreements used to manage the exposure to interest rate movement on the Company’s variable rate loans.

(2)	Accumulated amortization related to deferred financing costs, net as of March 31, 2018 and December 31, 2017, was $182,060 and $126,446, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Maturity and Interest
The following is a summary of the Company’s aggregate maturities as of March 31, 2018:

			Maturities During the Years Ending December 31,
Contractual Obligations	Total	Remainder of 2018	2019	2020	2021	2022	Thereafter
Principal payments on outstanding debt obligations(1)	$260,021,000	$—	$53,989	$374,945	$1,835,900	$3,552,437	$254,203,729
_________

(1)
Projected principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the deferred financing costs, net associated with the notes payable.

The Company’s mortgage notes payable contain customary financial and non-financial debt covenants. As of March 31, 2018, the Company was in compliance with all debt covenants.
For the three months ended March 31, 2018, the Company incurred interest expense of $2,225,371. Interest expense for the three months ended March 31, 2018, includes amortization of deferred financing costs of $55,614 and net unrealized gains from the change in fair value of interest rate cap agreements of $379,314.
For the three months ended March 31, 2017, the Company incurred interest expense of $978,486. Interest expense for the three months ended March 31, 2017, includes amortization of deferred financing costs of $13,684 and net unrealized losses from the change in fair value of interest rate cap agreements of $221,694.
Interest expense of $886,729 and $660,068 was payable as of March 31, 2018 and December 31, 2017, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.
6.         Stockholders’ Equity
 General
Under the Company’s Second Articles of Amendment and Restatement (the “Charter”), the total number of shares of capital stock authorized for issuance is 1,300,000,000, consisting of 1,200,000,000 shares of common stock, $0.01 par value per share, of which 480,000,000 shares are classified as Class A common stock, 240,000,000 shares are classified as Class R common stock and 480,000,000 shares are classified as Class T common stock, and 100,000,000 shares of preferred stock, $0.01 par value per share. The Company’s board of directors may amend the Charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that it has authority to issue.
Common Stock
The shares of the Company’s common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights.
On August 24, 2015, the Company issued 8,000 shares of Class A common stock for $200,000 to the Advisor.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

The following table reflects information regarding shares of common stock sold in the Public Offering from inception through March 31, 2018:

	March 31, 2018
	Class A	Class R	Class T	Total
Shares of common stock issued - Primary Offering	2,988,255	355,665	3,748,711	7,092,631
Shares of common stock issued - DRP	79,024	5,065	92,709	176,798
Total shares of common stock issued - Public Offering	3,067,279	360,730	3,841,420	7,269,429
Gross offering proceeds - Primary Offering	$73,605,107	$8,002,482	$89,256,808	$170,864,397
Gross offering proceeds - DRP	1,876,814	113,947	2,097,084	4,087,845
Total offering proceeds - Public Offering	$75,481,921	$8,116,429	$91,353,892	$174,952,242
Offering costs, before distribution and shareholder servicing fees				(21,852,689)
Offering proceeds, net of offering costs				$153,099,553
Offering proceeds include $324,820 and $61,875 of amounts due from the Company’s transfer agent as of March 31, 2018 and December 31, 2017, respectively, which are included in rents and other receivables in the accompanying consolidated balance sheets.
For the three months ended March 31, 2018 and 2017, the Company issued 275 shares and 275 shares, respectively, of Class A common stock to its independent directors pursuant to the Company’s independent directors’ compensation plan at a value of $25.00 per share as base annual compensation. See Note 8 (Long Term Incentive Award Plan and Independent Director Compensation) for additional information. The shares of common stock vest and become non-forfeitable immediately upon the date of grant. Included in general and administrative expenses is $6,875 and $6,875 for the three months ended March 31, 2018 and 2017, respectively, for compensation expense related to the issuance of common stock to the Company’s independent directors.
On August 9, 2017, the Company granted 1,000 shares of restricted Class A common stock to each of its three independent directors pursuant to the Company’s independent directors’ compensation plan at a fair value of $25.00 per share in connection with their re-election to the board of directors at the Company’s 2017 annual meeting of stockholders. The shares of restricted common stock vest and become non-forfeitable in four equal annual installments, beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the shares of restricted common stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

The issuance and vesting activity for the three months ended March 31, 2018, and year ended December 31, 2017, for the restricted common stock issued to the Company’s independent directors as compensation for services in connection with the Company raising $2,000,000 in the Public Offering and the independent directors’ re-election to the board of directors at the Company’s 2017 annual meeting is as follows:

	Three Months Ended March 31, 2018	Year Ended December 31, 2017
Nonvested shares at the beginning of the period	5,250	4,500
Granted shares	—	3,000
Vested shares	—	(2,250)
Nonvested shares at the end of the period	5,250	5,250
Included in general and administrative expenses is $13,911 and $9,222 for the three months ended March 31, 2018 and 2017, respectively, for compensation expense related to the issuance of restricted common stock. As of March 31, 2018, the compensation expense related to the issuance of the restricted common stock not yet recognized was $86,431. The weighted average remaining term of the restricted common stock was 0.94 years as of March 31, 2018. As of March 31, 2018, no shares of restricted common stock issued to the independent directors have been forfeited.
Preferred Stock
The Charter also provides the Company’s board of directors with the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such shares of preferred stock, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares of preferred stock. The Company’s board of directors is authorized to amend the Charter without the approval of the stockholders to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of March 31, 2018 and December 31, 2017, no shares of the Company’s preferred stock were issued and outstanding.
Distribution Reinvestment Plan
The Company’s board of directors has approved the DRP through which common stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The purchase price per Class A, Class R and Class T share of common stock under the DRP is $23.75, $22.50 and $22.62, respectively. The Company’s board of directors may, in its sole discretion, from time to time, change these prices based upon changes in the Company’s estimated value per share, the then current price of shares of the Company’s common stock offered in the Public Offering and other factors that the Company’s board of directors deems relevant.
No sales commissions or dealer manager fees are payable on shares sold through the DRP. The Company’s board of directors may amend, suspend or terminate the DRP at its discretion at any time upon ten days’ notice to the Company’s stockholders. Following any termination of the DRP, subsequent distributions to stockholders will be made in cash.
Share Repurchase Program and Redeemable Common Stock
The Company’s share repurchase program may provide an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares can be repurchased under the Company’s share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within 270 days after the death or disability of a stockholder.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Prior to the date the Company publishes an estimated value per share of its common stock, the purchase price for shares repurchased under the Company’s share repurchase program is as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Purchase Price
2 years	95.0% of Purchase Price
3 years	97.5% of Purchase Price
4 years	100.0% of Purchase Price
In the event of a stockholder’s death or disability	Average Issue Price for Shares(2)
Following the date the Company publishes an estimated value per share of its common stock, the purchase price for shares repurchased under the Company’s share repurchase program will be as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)(3)(4)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Lesser of Purchase Price or Estimated Value per Share
2 years	95.0% of the Lesser of Purchase Price or Estimated Value per Share
3 years	97.5% of the Lesser of Purchase Price or Estimated Value per Share
4 years	100.0% of the Lesser of Purchase Price or Estimated Value per Share
In the event of a stockholder’s death or disability	Average Issue Price for Shares(2)
_______________

(1)  As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.
(2) The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.
(3) For purposes of the share repurchase program, until the day the Company publicly discloses a new estimated value per share, the purchase price for shares purchased under the share repurchase program will equal, exclusively, the purchase price paid for the shares. Thereafter, the repurchase price will be a graduated percentage of the lesser of the purchase price or the estimated value per share in effect at the time of repurchase. The estimated value per share will be determined by the Company’s board of directors, based on periodic valuations by independent third-party appraisers or qualified independent valuation experts selected by the Advisor, and other factors the Company’s board of directors deems relevant.
(4) The Company’s board of directors will determine an estimated value per share of its common stock based on valuations by independent third-party appraisers or qualified valuation experts no later than 150 days following the second anniversary of breaking escrow in its Public Offering, or October 13, 2018, or such earlier time as required by any regulatory requirement regarding the timing of a valuation.
The purchase price per share for shares repurchased pursuant to the Company’s share repurchase program will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the repurchase date as a result of the sale of one or more of the Company’s assets that constitutes a return of capital distribution as a result of such sales.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Repurchases of shares of the Company’s common stock will be made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter (the “Repurchase Date”). Stockholders may withdraw their repurchase request at any time up to three business days prior to the Repurchase Date. During the three months ended March 31, 2018, the Company received requests for the repurchase of 16,378 shares, which included 11,496 shares of Class A common stock, 3,574 shares of Class R common stock, and 1,308 shares of Class T common stock with a total repurchase value of $373,409. The Company repurchased 3,044 Class A shares for $71,080 during the three months ended March 31, 2018. The Company did not repurchase any shares or receive requests for the repurchase of any shares during the three months ended March 31, 2017.
As of March 31, 2018, the Company had outstanding and unfulfilled repurchase requests of 11,496 shares of Class A common stock, 3,574 shares of Class R common stock, and 1,308 shares of Class T common stock and recorded $373,409 in accounts payable and accrued liabilities on the accompanying consolidated balance sheets related to these unfulfilled repurchase requests. The Company repurchased the outstanding repurchase requests of $71,080 as of December 31, 2017, on January 31, 2018. The Company repurchased the outstanding repurchase requests of $373,409 as of March 31, 2018, on May 1, 2018.
The Company cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all repurchase requests made in any quarter. In the event that the Company does not have sufficient funds available to repurchase all of the shares of the Company’s common stock for which repurchase requests have been submitted in any quarter, such outstanding repurchase requests will automatically roll over to the subsequent quarter and priority will be given to redemption requests in the case of the death or disability of a stockholder. If the Company repurchases less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, a stockholder can (1) withdraw the stockholder’s request for repurchase or (2) ask that the Company honor the stockholder’s request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase program and when sufficient funds are available. Such pending requests will be honored among all requests for redemptions in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests. Shares repurchased under the share repurchase program to satisfy the pro rata required minimum distribution of shares held in a qualified retirement account will be repurchased on or after the first anniversary of the date of purchase of such shares at 100% of the purchase price or at 100% of the estimated value per share, as applicable.
The Company is not obligated to repurchase shares of its common stock under the share repurchase program. The share repurchase program limits the number of shares to be repurchased in any calendar year to (1) 5% of the weighted average number of shares of common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the DRP in the prior calendar year, plus such additional funds as may be reserved for that purpose by the Company’s board of directors. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. There is no fee in connection with a repurchase of shares of the Company’s common stock pursuant to the Company’s share repurchase program.
The Company’s board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase program at any time upon 30 days’ notice to its stockholders if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of the Company’s stockholders. Therefore, a stockholder may not have the opportunity to make a repurchase request prior to any potential termination of the Company’s share repurchase program. The share repurchase program will terminate in the event that a secondary market develops for the Company’s shares of common stock.
Pursuant to the share repurchase plan, for the three months ended March 31, 2018 and 2017, the Company reclassified $732,807 and $395,811, net of $71,080 and $0 of fulfilled repurchase requests, respectively, from permanent equity to temporary equity, which is included as redeemable common stock on the accompanying consolidated balance sheets.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Distributions
The Company’s long-term policy is to pay distributions solely from cash flow from operations. However, the Company expects to have insufficient cash flow from operations available for distribution until it makes substantial investments. Further, because the Company may receive income from interest or rents at various times during the Company’s fiscal year and because the Company may need cash flow from operations during a particular period to fund capital expenditures and other expenses, the Company expects that at least during the early stages of the Company’s development and from time to time during the Company’s operational stage, the Company will declare distributions in anticipation of cash flow that the Company expects to receive during a later period, and the Company expects to pay these distributions in advance of its actual receipt of these funds. In these instances, the Company’s board of directors has the authority under its organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by the Advisor, in its sole discretion. The Company has not established a limit on the amount of proceeds it may use from the Public Offering to fund distributions. If the Company pays distributions from sources other than cash flow from operations, the Company will have fewer funds available for investments and stockholders’ overall return on their investment in the Company may be reduced.
The Company elected to be taxed as, and currently qualifies as, a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2016. To qualify as a REIT, the Company must make aggregate annual distributions to its stockholders of at least 90% of the Company’s REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If the Company meets the REIT qualification requirements, the Company generally will not be subject to federal income tax on the income that the Company distributes to its stockholders each year.
Distributions Declared and Paid
The following table reflects per share daily distribution rates and annualized distribution rates for the first fiscal quarters of 2018 and 2017:

	For the Three Months ended March 31,
	2018(1)	2017(1)
Daily Distribution per Class A share(2)	$0.004110	$0.004110
Daily Distribution per Class R share(2)(3)	$0.00394521	$0.00394521
Daily Distribution per Class T share(2)(4)	$0.003376	$0.003376
Annualized Rate Based on Purchase Price:
Per Class A share	6.00%	6.00%
Per Class R share	6.40%	6.40%
Per Class T share	5.17%	5.17%
_________________

(1)
The Company’s board of directors approved a cash distribution that accrued at the above rates per day for each share of the Company’s Class A common stock, Class R common stock and Class T common stock, which if paid each day over a 365-day period is equivalent to the per share annualized rates reflected above based on a purchase price of $25.00 per share of Class A common stock, $22.50 per share of Class R common stock and $23.81 per share of Class T common stock.

(2)
The distributions declared accrue daily to stockholders of record as of the close of business on each day and are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month. There is no guarantee that the Company will continue to pay distributions at these rates or at all.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

(3)
Distributions during the three months ended March 31, 2018, were based on daily record dates and calculated at a rate of $0.00394521 per share of Class R common stock per day for Class R common stock subject to an annual distribution and shareholder servicing fee of 0.27%. In some instances during the three months ended March 31, 2018, we paid distributions at a rate of $0.00369863 per share of Class R common stock per day for Class R common stock subject to an annual distribution and shareholder servicing fee of 0.67%.

(4)
Distributions during the three months ended March 31, 2018, were based on daily record dates and calculated at a rate of $0.003457 per share of Class T common stock per day for Class T common stock subject to an annual distribution and shareholder servicing fee of 1.0%. In some instances during the three months ended March 31, 2018, we paid distributions at a rate of $0.003376 subject to an annual distribution and shareholder fee of 1.125%.

The following tables reflect distributions declared and paid to Class A common stockholders, Class R common stockholders and Class T common stockholders for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31, 2018
	Class A	Class R	Class T	Total
DRP distributions declared (in shares)	18,672	1,665	28,049	48,386
DRP distributions declared (value)	$443,475	$37,464	$634,471	$1,115,410
Cash distributions declared	661,292	80,128	468,224	1,209,644
Total distributions declared	$1,104,767	$117,592	$1,102,695	$2,325,054

DRP distributions paid (in shares)	18,320	1,558	26,767	46,645
DRP distributions paid (value)	$435,090	$35,048	$605,506	$1,075,644
Cash distributions paid	643,874	76,267	445,190	1,165,331
Total distributions paid	$1,078,964	$111,315	$1,050,696	$2,240,975

	Three Months Ended March 31, 2017
	Class A	Class R	Class T	Total
DRP distributions declared (in shares)	9,532	560	9,573	19,665
DRP distributions declared (value)	$226,390	$12,606	$216,534	$455,530
Cash distributions declared	323,403	35,131	138,568	497,102
Total distributions declared	$549,793	$47,737	$355,102	$952,632

DRP distributions paid (in shares)	8,650	485	7,934	17,069
DRP distributions paid (value)	$205,438	$10,905	$179,468	$395,811
Cash distributions paid	280,169	29,582	114,425	424,176
Total distributions paid	$485,607	$40,487	$293,893	$819,987
As of March 31, 2018, $830,437 of distributions declared were payable and are included in distributions payable in the accompanying consolidated balance sheets, which included $389,699, $42,681 and $398,057 of Class A common stock, Class R common stock and Class T common stock, respectively, of which, $154,652, $14,041 and $227,758, or 18,672, 1,665 and 28,049 shares of Class A common stock, Class R common stock and Class T common stock, are attributable to the DRP, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

As of December 31, 2017, $746,360 of distributions declared were payable and included in distributions payable in the accompanying consolidated balance sheets, which included $363,900, $36,405 and $346,051 of Class A common stock, Class R common stock and Class T common stock, respectively, of which $146,273, $11,624 and $198,789, or 6,158, 517 and 8,788 shares of Class A common stock, Class R common stock and Class T common stock, are attributable to the DRP, respectively.
As reflected in the table above, for the three months ended March 31, 2018, the Company paid total distributions of $2,240,975, which related to distributions declared for each day in the period from December 1, 2017 through February 28, 2018.
For the three months ended March 31, 2017, the Company paid total distributions of $819,987, which related to distributions declared for each day in the period from December 1, 2016 through February 28, 2017.
7.          Related Party Arrangements
The Company has entered into the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager. Pursuant to the Advisory Agreement and Dealer Manager Agreement, the Company is obligated to pay the Advisor and the Dealer Manager specified fees upon the provision of certain services related to the Public Offering, the investment of funds in real estate and real estate-related investments and the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments) as well as make certain distributions in connection with the Company’s liquidation or listing on a national stock exchange. Subject to the limitations described below, the Company is also obligated to reimburse the Advisor and its affiliates for organization and offering costs incurred by the Advisor and its affiliates on behalf of the Company, as well as acquisition and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Amounts attributable to the Advisor and its affiliates incurred for the three months ended March 31, 2018 and 2017, and amounts outstanding to the Advisor and its affiliates as of March 31, 2018 and December 31, 2017, are as follows:

	Incurred For the
	Three Months Ended March 31,		Payable (Prepaid) as of
	2018	2017	March 31, 2018	December 31, 2017
Consolidated Statements of Operations:
Expensed
Investment management fees(1)	$991,560	$173,979	$637	$53,409
Property management:
Fees(1)	266,607	86,900	98,866	94,469
Reimbursement of onsite personnel(2)	764,221	243,802	177,992	142,633
Other fees(1)	87,673	23,273	8,230	7,632
Other fees - property operations(2)	8,608	2,225	—	—
Other fees - G&A(3)	4,330	1,275	—	—
Other operating expenses(3)	315,140	233,672	281,441	102,609
Property insurance(4)	31,950	507	(13,700)	(16,062)
Consolidated Balance Sheets:
Assets
Capitalized
Acquisition fees(5)	—	699,412	—	1,722,641
Acquisition expenses(5)	(280)	157,563	968	—
Construction management:
Fees(6)	27,690	17,739	9,865	6,767
Reimbursements of labor costs(6)	92,659	36,627	21,234	13,108
Capital expenditures(6)	21,538	8,551	—	—
Additional paid-in capital
Other offering costs reimbursement	1,108,621	1,559,361	401,859	405,774
Selling commissions:
Class A	306,335	731,354	—	—
Class T	316,990	398,051	—	—
Dealer manager fees:
Class A	136,473	381,069	—	—
Class T	264,156	331,709	—	—
Distribution and shareholder servicing fee:
Class R(7)	1,877	50,072	181,050	184,294
Class T(7)	297,599	597,076	2,840,816	2,753,844
	$5,043,747	$5,734,217	$4,009,258	$5,471,118

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

_____________________

(1)	Included in fees to affiliates in the accompanying consolidated statements of operations.

(2)	Included in operating, maintenance and management in the accompanying consolidated statements of operations.

(3)	Included in general and administrative expenses in the accompanying consolidated statements of operations.

(4)
Property related insurance expense and the amortization of the prepaid insurance deductible account are included in general and administrative expenses in the accompanying consolidated statements of operations. The amortization of the prepaid property insurance is included in operating, maintenance and management expenses in the accompanying consolidated statements of operations. The prepaid insurance is included in other assets in the accompanying consolidated balance sheets upon payment.

(5)	Included in total real estate, cost in the accompanying consolidated balance sheets following the adoption of ASU 2017-01 as of January 1, 2017.

(6)	Included in building and improvements in the accompanying consolidated balance sheets.

(7)	Included in additional paid-in capital as commissions on sales of common stock and related dealer manager fees to affiliates in the accompanying consolidated statements of stockholders’ equity.

Organization and Offering Costs
Organization and offering expenses include all expenses (other than sales commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be paid by the Company in connection with the Public Offering, including legal, accounting, tax, printing, mailing and filing fees, charges of the Company’s escrow holder and transfer agent, expenses of organizing the Company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing sales materials and providing other administrative services in connection with the Public Offering. Any such reimbursement will not exceed actual expenses incurred by the Advisor. After the termination of the Public Offering, the Advisor will reimburse the Company to the extent total organization and offering expenses (including sales commissions, dealer manager fees and the distribution and shareholder servicing fees) borne by the Company exceed 15% of the gross proceeds raised in the Primary Offering.
The Company may also reimburse costs of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of the Company’s affiliates to attend seminars conducted by broker-dealers and, in certain cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the Company’s shares and the ownership of the Company’s shares by such broker-dealers’ customers; provided, however, that the Company will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross offering proceeds of the Primary Offering, as required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
Organization and offering costs include payments made to Crossroads Capital Advisors, whose parent company indirectly owns 25% of the Steadfast REIT Investments, LLC (the “Sponsor”) for certain specified services provided to the Company on behalf of the Advisor, including, without limitation, establishing operational and administrative processes; engaging and negotiating with vendors; providing recommendations and advice for the development of marketing materials and ongoing communications with investors; and assisting in public relations activities and the administration of the DRP and share repurchase program. From the commencement of the Public Offering through March 31, 2018 and December 31, 2017, the Advisor had incurred on the Company’s behalf $2,090,158 and $1,828,156, respectively, of costs attributable to Crossroads

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Capital Advisors for the services described above, all of which was recorded by the Company as offering costs during the applicable periods.
The amount of reimbursable organization and offering (“O&O”) costs that have been paid or recognized from inception through March 31, 2018, is as follows:

	Amount	Percentage of Gross Offering Proceeds
Gross offering proceeds:	$170,864,395	100.00%
O&O limitation	15.00%
Total O&O costs available to be paid/reimbursed	$25,629,659	15.00%

O&O expenses recorded:
Sales commissions	$6,874,956	4.02%
Broker Dealer fees(1)	4,371,967	2.56%
Distribution and shareholder servicing fees(2)	3,749,992	2.19%
Offering cost reimbursements	10,605,764	6.21%
Organizational costs reimbursements	26,980	0.02%
Total O&O cost reimbursements recorded by the Company	$25,629,659	15.00%
_____________________

(1)	Includes $1,645,897 of marketing reallowance paid to participating broker dealers.

(2)
Includes the distribution and shareholder servicing fees incurred from inception through March 31, 2018, for Class R shares of 0.27% and 0.67% and Class T shares of up to 1.125% of the purchase price per share sold in the Public Offering. The distribution and shareholder servicing fees are paid from sources other than Public Offering proceeds.

When recognized, organization costs are expensed as incurred. From inception through March 31, 2018, the Advisor incurred $26,980 of organizational costs on the Company’s behalf, all of which was reimbursed to the Advisor.
Offering costs, including selling commissions and dealer manager fees and the distribution and shareholder servicing fees, are deferred and charged to stockholders’ equity. All such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from gross offering proceeds, except for the distribution and shareholder servicing fees, which are paid from sources other than Public Offering proceeds. For the three months ended March 31, 2018 and 2017, the Advisor incurred $2,286,007 and $2,553,735 of offering costs related to the Public Offering, respectively. The Advisor has incurred total offering costs related to the Public Offering of $23,377,124 from inception through March 31, 2018, of which $9,537,343 is deferred and may be reimbursable, subject to the limitations described above and the approval of the independent directors.
The Company accrued $401,859 and $405,774 for the reimbursement of offering costs in the accompanying consolidated balance sheets as of March 31, 2018 and December 31, 2017, respectively. The deferred offering costs of $9,537,343 are not included in the consolidated financial statements of the Company because these costs were not a Company liability as they exceeded the 15% limitation described above.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Investment Management Fee
The Company paid the Advisor a monthly investment management fee equal to one-twelfth of 0.50% of the value of the Company’s investments in properties and real estate-related assets until the aggregate value of the Company’s investments in properties and real estate-related assets equals $300,000,000, which occurred on August 31, 2017. Thereafter, the Company pays the Advisor a monthly investment management fee equal to one-twelfth of 1.0% of the value of the Company’s investments in properties and real estate-related assets. For the purposes of the investment management fee, the value of the Company’s investments in properties will equal their costs, until the investments are valued by an independent third-party appraiser or qualified independent valuation expert. “Costs” are calculated by including acquisition fees, acquisition expenses, renovations and upgrades, and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures.
Acquisition Fees and Expenses
The Company pays the Advisor an acquisition fee equal to 2.0% of the cost of the investment which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement (i.e. value-enhancement) of any real property or real estate-related asset acquired. In addition to acquisition fees, the Company reimburses the Advisor for amounts directly incurred by the Advisor and amounts the Advisor pays to third parties in connection with the selection, evaluation, acquisition and development of a property or acquisition of real estate-related assets, whether or not the Company ultimately acquires the property or the real estate-related assets.
The Charter limits the Company’s ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under the Charter, a majority of the Company’s board of directors, including a majority of the independent directors, is required to approve any acquisition fees (or portion thereof) that would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 6.0% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer.
Loan Coordination Fee
Subject to the determination by a majority of the independent directors that the Advisor provides a substantial amount of services in connection with the origination or refinancing of any debt financing obtained by the Company that is used to refinance properties or other permitted investments or financing in connection with a recapitalization of the Company, the Company pays the Advisor a loan coordination fee equal to 0.75% of the amount available under such financing.
Property Management Fees and Expenses
The Company has entered into Property Management Agreements (each a “Property Management Agreement”) with Steadfast Management Company, Inc., an affiliate of the Sponsor (the “Property Manager”), in connection with the management of each of the Company’s properties. The property management fee payable with respect to each property under the Property Management Agreements at March 31, 2018, ranges from 2.75% to 3.0% of the gross revenue of the property (as defined in the Property Management Agreement). In addition, the Property Manager may also earn an incentive management fee equal to 1.0% of total collections based on performance metrics of the property. The Property Manager may subcontract with third-party property managers and will be responsible for supervising and compensating those third-party property managers and will be paid an oversight fee equal to 1.0% of the gross revenues of the property managed for providing such supervisory services. In no event will the Company pay its Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. Each Property Management Agreement has an initial one-year term and will continue thereafter on a month-to-month basis unless either party gives 60-days’ prior notice of its desire to terminate the Property Management Agreement, provided that the Company may terminate the Property Management Agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the Property Manager or its employees or upon an uncured breach of the Property Management Agreement upon 30 days’ prior written notice to the Property Manager. In

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

the event of a termination of the Property Management Agreement by the Company without cause, the Company will pay a termination fee to the Property Manager equal to three months of the monthly management fee based on the average gross collections for the three months preceding the date of termination.
In addition to the property management fee, the Property Management Agreements also specify certain other fees payable to the Property Manager or its affiliates, including fees for benefit administration, information technology infrastructure, licenses, and support, training services and capital expenditures. The Company also reimburses the Property Manager for the salaries and related benefits of on-site property management employees.
Construction Management Fees
The Company has entered into Construction Management Agreements (each a “Construction Management Agreement”) with Pacific Coast Land & Construction, Inc., an affiliate of the Sponsor (the “Construction Manager”), in connection with capital improvements and renovation or value-enhancement projects for certain properties the Company acquires. The construction management fee payable with respect to each property under the Construction Management Agreements is equal to 6.0% of the costs of the improvements for which the Construction Manager has planning and oversight authority. Generally, each Construction Management Agreement can be terminated by either party with 30 days’ prior written notice to the other party. Construction management fees are capitalized to the respective real estate properties in the period in which they are incurred, as such costs relate to capital improvements and renovations for apartment homes taken out of service while they undergo the planned renovation.
The Company may also reimburse the Construction Manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations.
Property Insurance
The Company deposits amounts with an affiliate of the Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties of the Company and other affiliated entities. Upon filing a major claim, proceeds from the insurance deductible account may be used by the Company or another affiliate of the Sponsor. In addition, the Company deposits amounts with an affiliate of the Sponsor to cover the cost of property and property related insurance across certain properties of the Company.
Other Operating Expense Reimbursement
In addition to the various fees paid to the Advisor, the Company is obligated to pay directly or reimburse all expenses incurred by the Advisor in providing services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, benefit administration costs, utilities and information technology costs. The Company will not reimburse the Advisor for employee costs in connection with services for which the Advisor or its affiliates receive acquisition fees, investment management fees, loan coordination fees and disposition fees or for the employee costs the Advisor pays to the Company’s executive officers.
The Charter limits the Company’s total operating expenses during any four fiscal quarters to the greater of 2% of the Company’s average invested assets or 25% of the Company’s net income for the same period (the “2%/25% Limitation”). The Company may reimburse the Advisor, at the end of each fiscal quarter, for operating expenses incurred by the Advisor; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% Limitation unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor must reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceed the 2%/25% Limitation, unless approved by the independent directors. For purposes of determining the 2%/25% Limitation amount, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, reserves for bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined by GAAP, that are in any way related to the Company’s operation, including investment management fees, but excluding (a) the expenses of raising capital such as

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).
As of March 31, 2018, the Company’s total operating expenses, as defined above, did not exceed the 2%/25% Limitation.
Disposition Fee
If the Advisor or its affiliates provide a substantial amount of services in connection with the sale of a property or real estate-related asset, including pursuant to a sale of the entire Company, as determined by a majority of the Company’s independent directors, the Advisor or its affiliates will earn a disposition fee equal to (1) 1.5% of the sales price of each property or real estate-related asset sold or (2) 1.0%, which may be increased to 1.5% in the sole discretion of the Company’s independent directors, of the total consideration paid in connection with the sale of the Company. In the event of a final liquidity event, this fee will be reduced by the amount of any previous disposition fee paid on properties previously exchanged under Section 1031 of the Internal Revenue Code.
To the extent the disposition fee is paid upon the sale of any assets other than real property, it will be included as an operating expense for purposes of the 2%/25% Limitation. In connection with the sale of securities, the disposition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. As of March 31, 2018, the Company had not sold or otherwise disposed of property or any real estate-related assets. Accordingly, the Company had not incurred any disposition fees as of March 31, 2018.
Sales Commissions
The Company pays the Dealer Manager up to 7.0% of gross offering proceeds from the sale of Class A shares in the Primary Offering and up to 3.0% of gross offering proceeds from the sale of Class T shares in the Primary Offering (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions are paid for sales of Class R shares or for sales pursuant to the DRP. The total amount of all items of compensation from any source payable to the Dealer Manager and the participating broker-dealers may not exceed 10.0% of the gross proceeds from the Primary Offering on a per class basis.
Dealer Manager Fees
The Company pays the Dealer Manager up to 3.0% of gross offering proceeds from the sale of Class A shares and up to 2.5% of gross offering proceeds from the sale of Class T shares (a portion of which will be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales of Class R shares or for sales pursuant to the Company’s DRP.
Distribution and Shareholder Servicing Fees
The Company pays the Dealer Manager up to (1) 0.27%, annualized, of the purchase price per Class R share (or, once reported, the amount of the Company’s estimated value per share) for each Class R share purchased in the Primary Offering from a registered investment advisor that does not participate on an alternative investment platform; (2) 0.67%, annualized, of the purchase price per Class R share (or, once reported, the amount of the Company’s estimated value per share) for each Class R share purchased in the Primary Offering from a registered investment advisor that participates on an alternative investment platform; and (3) 1.125%, annualized, of the purchase price per Class T share (or, once reported, the amount of the Company’s estimated value per share) for each Class T share purchased in the Primary Offering. The distribution and shareholder servicing fee accrues daily and is paid monthly in arrears. The Company amended its Charter on August 8, 2017, to authorize and pay different distributions to different holders of Class T and/or Class R shares. Prior to amending the Charter to allow for

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

distributions at different rates on the same class of shares, of the 0.67% distribution and shareholder servicing fee payable with respect to sales of Class R shares by registered investment advisors that participate on an alternative investment platform, 0.27% was paid from the current distribution and shareholder servicing fee on Class R shares, which was payable out of amounts that otherwise would have been distributed to holders of Class R shares, and 0.40% was an additional expense of the Company.
The Company will cease paying the distribution and shareholder servicing fee (and cease deducting this fee from amounts otherwise available for distribution to a Class R stockholder) with respect to a Class R share sold in the Primary Offering at the earlier of: (1) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of shares in the Primary Offering (i.e., excluding proceeds from sales pursuant to the DRP); (2) the end of the month in which the Company’s transfer agent, on behalf of the Company, determines that total underwriting compensation, including selling commissions, dealer manager fees, the distribution and shareholder servicing fee and other elements of underwriting compensation with respect to such Class R share would be in excess of 10% of the total gross investment amount at the time of purchase of such Class R share in the Primary Offering; (3) the date on which such Class R share is repurchased by the Company; and (4) the listing of the Company’s shares of common stock on a national securities exchange, the sale of the Company or the sale of all or substantially all of the Company’s assets.
The Company will cease paying the distribution and shareholder servicing fee (and cease deducting this fee from amounts otherwise available for distribution to a Class T stockholder) with respect to a Class T share sold in the Primary Offering at the earlier of: (1) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of shares in the Primary Offering (i.e., excluding proceeds from sales pursuant to the DRP); (2) the sixth anniversary of the last day of the fiscal quarter in which the Public Offering (excluding the DRP) terminates; (3) the end of the month in which the Company’s transfer agent, on behalf of the Company, determines that total underwriting compensation, including selling commissions, dealer manager fees, the distribution and shareholder servicing fee and other elements of underwriting compensation with respect to such Class T share, would be in excess of 10% of the total gross investment amount at the time of purchase of such Class T share in the Primary Offering; (4) the end of the month in which the Company’s transfer agent, on behalf of the Company, determines that the distribution and shareholder servicing fee with respect to such Class T share would be in excess of 4.5% (or a lower limit that is set forth in the applicable selling agreement) of the total gross investment amount at the time of purchase of such Class T share in the Primary Offering; (5) the date on which such Class T share is repurchased by the Company; (6) the date on which the holder of such Class T share or its agent notifies the Company or the Company’s agent that he or she is represented by a new participating broker-dealer; provided that the Company will continue paying the distribution and shareholder servicing fee, which shall be reallowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating dealer agreement or otherwise agrees to provide the ongoing services set forth in the dealer manager agreement; and (7) the listing of the Company’s shares of common stock on a national securities exchange, the sale of the Company or the sale of all or substantially all of the Company’s assets. The Company cannot predict if or when this will occur. The dealer manager may reallow all or a portion of the ongoing distribution and shareholder servicing fee to the participating dealer who provides the ongoing services with respect to the Class T share.
Subordinated Participation in Net Sale Proceeds (payable only if the Company’s shares are not listed on an exchange)
The Advisor (in its capacity as special limited partner of the Operating Partnership) will receive 15.0% of the remaining net sale proceeds after return of the total investment amount, which is the amount equal to the original issue price paid by the stockholders in the Public Offering multiplied by the number of shares issued in the Public Offering, reduced by the weighted average original issue price of the shares sold in the Primary Offering multiplied by the total number of shares repurchased by the Company, plus payment to investors of an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes.
“Net sale proceeds” means the net cash proceeds realized from the sale of the Company or all of the Company’s assets after deduction of all expenses incurred in connection with a sale or disposition of the Company or of the Company’s assets, including disposition fees paid to the Advisor, or from the prepayment, maturity, workout or other settlement of any loan or

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

other investment. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date—the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis. In addition, the Advisor (in its capacity as special limited partner of the Operating Partnership) will receive a distribution similar to the subordinated participation in net sale proceeds in the event the Company undertakes an issuer tender offer that results in the tendering stockholders receiving a return of the total investment amount of the tendering stockholders plus payment to those investors of an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount of the tendering stockholders, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes.
Subordinated Incentive Listing Distribution (payable only if the Company’s shares are listed on an exchange)
Upon the listing of the Company’s shares on a national securities exchange, the Advisor (in its capacity as special limited partner of the Operating Partnership) will receive 15.0% of the amount by which the sum of the Company’s adjusted market value plus distributions paid by the Company to stockholders from inception until the date the adjusted market value is determined, including distributions that may constitute a return of capital for federal income tax purposes, exceeds the sum of the total investment amount plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors of the total investment amount. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date, the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis.
The adjusted market value of the Company’s common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. The Company has the option to pay the subordinated incentive listing distribution in the form of stock, cash, a promissory note or any combination thereof. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated listing distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement
Upon termination or non-renewal of the Advisory Agreement with or without cause, the Advisor (in its capacity as special limited partner of the Operating Partnership), will be entitled to receive distributions from the Operating Partnership equal to 15.0% of the amount by which the sum of the Company’s appraised market value plus distributions exceeds the sum of the total investment amount plus an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount to investors. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date, the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis. If the Company does not provide this return, the Advisor will not receive this distribution. In addition, the Advisor may elect to defer its right to receive a subordinated distribution upon termination until either shares of the Company’s common stock are listed and traded on a national securities exchange or another liquidity event occurs.
8.         Long Term Incentive Award Plan and Independent Director Compensation
The Company has adopted a long-term incentive plan (the “Incentive Award Plan”), which the Company uses to attract and retain qualified directors, officers, employees and consultants. The Incentive Award Plan authorizes the granting of restricted stock, stock options, restricted or deferred stock units, performance awards and other stock-based awards to the Company’s directors, officers, employees and consultants selected by its board of directors for participation in the Incentive Award Plan. Stock options granted under the Incentive Award Plan will not exceed an amount equal to 10% of the outstanding shares of the Company’s common stock allocated to the Incentive Award Plan on the date of grant of any such stock options. Any stock options granted under the Incentive Award Plan will have an exercise price or base price that is not less than fair market value of the Company’s common stock on the date of grant.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Under the Company’s independent directors’ compensation plan, which is a sub-plan of the Incentive Award Plan, each of the Company’s independent directors received 2,000 shares of restricted Class A common stock once the Company raised $2,000,000 in gross offering proceeds in the Public Offering. Each subsequent independent director that joins the Company’s board of directors would receive 2,000 shares of restricted Class A common stock upon election to the Company’s board of directors. In addition, on the date following an independent director’s re-election to the Company’s board of directors, he or she would receive 1,000 shares of restricted Class A common stock. The shares of restricted Class A common stock generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted common stock will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of the Company. These awards entitle the holders to participate in distributions.
The Company recorded stock-based compensation expense of $13,911 and $9,222 for the three months ended March 31, 2018 and 2017, related to the independent directors’ restricted common stock, respectively.
In addition to the stock awards, the Company pays each of its independent directors annual compensation of $55,000, prorated for any partial term (the audit committee chairperson receives an additional $10,000 annually, prorated for any partial term). In addition, the independent directors are paid for attending meetings as follows: (1) $2,500 for each board meeting attended in person, (2) $1,500 for each committee meeting attended in person in such director’s capacity as a committee member and (3) $1,000 for each board meeting attended via teleconference (not to exceed $4,000 for any one set of meetings attended within a 48-hour period). The Company’s independent directors may elect to receive the meeting fees and annual compensation to which they are entitled in shares of the Company’s common stock with an equivalent value. Such election shall be made by delivering a valid election form as prescribed in the independent directors’ compensation plan. Such election shall be irrevocable for the plan year. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 7 (Related Party Arrangements). The Company recorded an operating expense of $63,250 and $53,750 for the three months ended March 31, 2018 and 2017, respectively, related to the independent directors’ annual compensation and the value of shares issued for annual compensation, which is included in general and administrative expenses in the accompanying consolidated statements of operations. As of March 31, 2018 and December 31, 2017, $56,375 and $51,875 is included in accounts payable and accrued liabilities, respectively, and $90,375 and $83,500 is included in additional paid-in capital on the consolidated balance sheets, respectively.
9.          Commitments and Contingencies
Economic Dependency
The Company is dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase, and disposition of real estate and real estate-related investments; management of the daily operations of the Company’s real estate and real estate-related investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

Concentration of Credit Risk
The geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the Atlanta, Georgia, Austin, Texas, Dallas, Texas, Denver, Colorado and Indianapolis, Indiana apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.
Environmental
As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. The Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.
Legal Matters
From time to time, the Company is subject, or party, to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the Company’s results of operations or financial condition nor is the Company aware of any such legal proceedings contemplated by government agencies.
10.          Derivative Financial Instruments
The Company uses interest rate derivatives with the objective of managing exposure to interest rate movements thereby minimizing the effect of interest rate changes and the effect they could have on future cash flows. Interest rate cap agreements are used to accomplish this objective. The following tables provide the terms of the Company’s interest rate derivative instruments that were in effect at March 31, 2018 and December 31, 2017:

March 31, 2018
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	6/1/2019 - 12/1/2020	One-Month LIBOR	6	$156,892,000	1.88%	2.59%	$636,932

December 31, 2017
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	6/1/2019 - 12/1/2020	One-Month LIBOR	6	$156,892,000	1.56%	2.59%	$257,619
The interest rate cap agreements are not designated as effective cash flow hedges. Accordingly, the Company records any changes in the fair value of the interest rate cap agreements as interest expense. The change in the fair value of the interest rate cap agreements for the three months ended March 31, 2018 and 2017, resulted in an unrealized gain of $379,314 and an unrealized loss of $221,694, respectively, which is included in interest expense in the accompanying consolidated statements of operations. During the three months ended March 31, 2018 and 2017, the Company acquired interest rate cap agreements of $0 and $131,250, respectively. The fair value of the interest rate cap agreements of $636,932 and $257,619 as of March 31, 2018 and December 31, 2017, respectively, is included in other assets on the accompanying consolidated balance sheets.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2018
(unaudited)

11.          Subsequent Events
Status of Our Offering
As of May 8, 2018, the Company had sold 3,145,533, 393,907 and 3,986,673 shares of Class A common stock, Class R common stock and Class T common stock in the Public Offering, respectively, for gross proceeds of $77,398,479, $8,862,934 and $94,786,287, or an aggregate amount of $181,047,700, including 91,912, 6,323 and 112,851 shares of Class A common stock, Class R common stock and Class T common stock issued pursuant to the DRP for gross offering proceeds of $2,182,905, $142,286 and $2,552,681, respectively.
Distributions Paid
Class A
On April 1, 2018, the Company paid distributions of $389,700, which related to distributions declared for each day in the period from March 1, 2018 through March 31, 2018 and consisted of cash distributions paid in the amount of $235,047 and $154,653 in Class A shares issued pursuant to the DRP, respectively.
On May 1, 2018, the Company paid distributions of $383,951, which related to distributions declared for each day in the period from April 1, 2018 through April 30, 2018 and consisted of cash distributions paid in the amount of $232,518 and $151,433 in Class A shares issued pursuant to the DRP.
Class R
On April 1, 2018, the Company paid distributions of $42,681, which related to distributions declared for each day in the period from March 1, 2018 through March 31, 2018 and consisted of cash distributions paid in the amount of $28,640 and $14,041 in Class R shares issued pursuant to the DRP, respectively.
On May 1, 2018, the Company paid distributions of $44,798, which related to distributions declared for each day in the period from April 1, 2018 through April 30, 2018 and consisted of cash distributions paid in the amount of $30,598 and $14,200 in Class R shares issued pursuant to the DRP.
Class T
On April 1, 2018, the Company paid distributions of $398,054, which related to distributions declared for each day in the period from March 1, 2018 through March 31, 2018 and consisted of cash distributions paid in the amount of $170,297 and $227,757 in Class T shares issued pursuant to the DRP.
On May 1, 2018, the Company paid distributions of $396,315, which related to distributions declared for each day in the period from April 1, 2018 through April 30, 2018 and consisted of cash distributions paid in the amount of $168,377 and $227,938 in Class T shares issued pursuant to the DRP.
Declaration of Distributions
On May 9, 2018, the board of directors of the Company declared cash distributions to the holders of Class A, Class R and Class T shares of common stock, such distributions to (1) accrue daily to the stockholders of record as of the close of business on each day during the period commencing on July 1, 2018 and ending on September 30, 2018; (2) be payable in cumulative amounts on or before the 3rd day of each calendar month with respect to the prior month; and (3) be calculated at a rate of $0.004110 per Class A share per day, $0.00369863 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.67%, and in some instances $0.00394521 per Class R share of common stock per day subject to an annual distribution and shareholder servicing fee of 0.27%, $0.003376 per Class T share per day subject to an annual distribution and shareholder servicing fee of 1.125% and in some instances $0.003457 per Class T share per day subject to an annual distribution and shareholder servicing fee of 1.0%.

PART I — FINANCIAL INFORMATION (continued)

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis should be read in conjunction with the accompanying unaudited consolidated financial statements of Steadfast Apartment REIT III, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Steadfast Apartment REIT III, Inc., a Maryland corporation, and, as required by context, Steadfast Apartment REIT III Operating Partnership, L.P., a Delaware limited partnership, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms not defined shall have the meaning given to such terms in Item 1 of this quarterly report.
Forward-Looking Statements
Certain statements included in this Quarterly Report on Form 10-Q that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have a limited operating history and commenced operations on May 19, 2016;

•	the fact that we have had a net loss for each quarterly and annual period since inception;

•	our ability to raise proceeds in our Public Offering;

•	our ability to effectively deploy the proceeds raised in our Public Offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	our ability to successfully identify and acquire multifamily properties and senior-living properties on terms that are favorable to us;

•	our ability to secure resident leases for our multifamily properties and independent senior-living properties at favorable rental rates;

•	risks inherent in the real estate business, including resident defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments;

•
the fact that we pay fees and expenses to our Advisor and its affiliates that were not negotiated on an arm’s length basis and the fact that the payment of these fees and expenses increases the risk that our stockholders will not earn a profit on their investment in us;

•	our ability to retain our executive officers and other key personnel of our Advisor, our Property Manager and other affiliates of our Advisor;

•	our ability to generate sufficient cash flows to pay distributions for our stockholders;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	changes in interest rates; and

•	changes to U.S. GAAP.

PART I — FINANCIAL INFORMATION (continued)

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this quarterly report. All forward-looking statements are made as of the date of this quarterly report and the risk that actual results will differ materially from the expectations expressed in this quarterly report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this quarterly report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this quarterly report, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this quarterly report will be achieved.
All forward looking statements included herein should be read in light of the factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018.
Overview
We were formed on July 29, 2015, as a Maryland corporation that elected to be taxed as, and currently qualifies as, a REIT. We intend to use substantially all of the net proceeds from our ongoing Public Offering to invest in and manage a diverse portfolio of multifamily properties and senior-living properties located in targeted markets throughout the United States. In addition to our focus on multifamily properties and independent senior-living properties, we may also make selective strategic acquisitions of other types of commercial properties. We may also selectively acquire debt collateralized by multifamily properties and senior-living properties and securities of other companies owning multifamily properties and senior-living properties.
On February 5, 2016, we commenced our Public Offering to offer a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share (up to $500,000,000 in Class A shares) and $23.81 for each Class T share (up to $500,000,000 in Class T shares), with discounts available for certain categories of purchasers. We also offered up to $300,000,000 in shares of common stock pursuant to our DRP at an initial price of $23.75 for each Class A share and $22.62 for each Class T share. Commencing on July 25, 2016, we revised the terms of the Public Offering to include Class R shares. We are offering a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share ($400,000,000 in Class A shares), $22.50 for each Class R share ($200,000,000 in Class R shares) and $23.81 for each Class T share ($400,000,000 in Class T shares), with discounts available for certain categories of purchasers. We are also offering up to $300,000,000 in shares pursuant to our DRP at an initial price of $23.75 for each Class A share, $22.50 for each Class R share and $22.62 for each Class T share. Our board of directors may, in its sole discretion and from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our DRP to reflect changes in our estimated value per share and other factors that our board of directors deems relevant. If we revise the price at which we offer our shares of common stock based upon changes in our estimated value per share, we do not anticipate that we will do so more frequently than quarterly. Our estimated value per share will be approved by our board of directors and calculated by the Advisor based upon current available information which may include valuations of our assets obtained by independent third party appraisers or qualified independent valuation experts.
Pursuant to the terms of our Public Offering, offering proceeds were held in an escrow account until we met the minimum offering amount of $2,000,000. On May 16, 2016, we raised the minimum offering amount and the offering proceeds held in escrow were released to us. As of May 8, 2018, we had sold 3,145,533 shares of Class A common stock, 393,907 shares of Class R common stock and 3,986,673 shares of Class T common stock in our Public Offering for gross proceeds of $77,398,479, $8,862,934 and $94,786,287, respectively, and $181,047,700 in the aggregate, including 91,912 shares of Class A common stock, 6,323 shares of Class R common stock and 112,851 shares of Class T common stock issued pursuant to our DRP for gross offering proceeds of $2,182,905, $142,286 and $2,552,681, respectively. We will continue to offer shares of our common stock on a continuous basis until February 5, 2019. However, in certain states the offering may continue for only one year unless we renew the offering period for an additional year. We reserve the right to terminate our Public Offering at any time.
Steadfast Apartment Advisor III, LLC is our Advisor. Subject to certain restrictions and limitations, our Advisor manages our day-to-day operations and our portfolio of properties and real estate-related assets. The Advisor sources and presents investment opportunities to our board of directors. The Advisor also provides investment management, marketing, investor relations and other administrative services on our behalf.
Substantially all of our business is conducted through our Operating Partnership. We are the sole general partner of our Operating Partnership and the Advisor is the only limited partner of our Operating Partnership. As we accept subscriptions for shares of common stock, we transfer substantially all of the net proceeds of the Public Offering to our Operating Partnership as

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a capital contribution. The Partnership Agreement of our Operating Partnership provides that our Operating Partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our Operating Partnership being taxed as a corporation, rather than as a disregarded entity. In addition to the administrative and operating costs and expenses incurred by our Operating Partnership in acquiring and operating our investments, our Operating Partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our Operating Partnership. We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate our assets.
We elected to be taxed as, and currently qualifies as, a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2016. As a REIT, we generally will not be subject to federal income tax to the extent that we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT, we would be subject to federal income tax on our taxable income at regular corporate rates and would not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Failing to qualify as a REIT could materially and adversely affect our net income and results of operations.
Market Outlook
The economy in the United States has improved since the last recession; however, there is no assurance that economic conditions will continue to improve or will not worsen in the future. We believe economic and demographic trends will benefit our existing portfolio and we have unique future investment opportunities, particularly in the multifamily sector. Home ownership rates are near all-time lows. Demographic and economic factors favor the flexibility of rental housing and discourage the potential financial burden associated with home ownership. Additionally, Millennials and Baby Boomers, the two largest demographic groups comprising roughly half of the total population in the United States, are increasingly choosing rental housing over home ownership. Demographic studies suggest that Baby Boomers are downsizing their suburban homes and relocating to multifamily apartments. Millennials are renting multifamily apartments due to high levels of student debt and increased credit standards in order to qualify for a home mortgage. According to the Federal Reserve Bank of New York, aggregate student debt has surpassed automotive, home equity lines of credit and credit card debt. Millennials are also getting married and having children later and are choosing to live in apartment communities until their mid-30s. Today, 30% of Millennials are still living with their parents or are still in school. When they get a job, Millennials will likely rent moderate income apartments based upon an average income of $45,000 to $65,000. Our plan is to provide rental housing for these generational groups as they age. We believe these factors will continue to contribute to the demand for multifamily housing.

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Our Real Estate Portfolio
As of March 31, 2018, we owned the nine multifamily apartment communities listed below:

							Average Monthly Occupancy(2)		Average Monthly Rent(3)
	Property Name	Location	Purchase Date	Number of Units	Total Purchase Price	Mortgage Debt Outstanding(1)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2018	Dec 31, 2017
1	Carriage House Apartment Homes	Gurnee, IL	5/19/2016	136	$7,525,000	$5,655,674	83.9%	89.7%	$774	$699
2	Bristol Village Apartments	Aurora, CO	11/17/2016	240	47,400,000	34,868,661	92.8%	95.0%	1,348	1,319
3	Canyon Resort at Great Hills Apartments	Austin, TX	12/29/2016	256	44,500,000	31,552,898	94.6%	91.0%	1,266	1,254
4	Reflections on Sweetwater Apartments	Lawrenceville, GA	1/12/2017	280	33,288,337	22,802,575	94.3%	92.9%	1,013	1,024
5	The Pointe at Vista Ridge Apartments	Lewisville, TX	5/25/2017	300	45,188,223	28,949,648	92.5%	91.7%	1,188	1,223
6	Belmar Villas	Lakewood, CO	7/21/2017	318	64,503,255	46,858,062	90.5%	91.2%	1,310	1,310
7	Ansley at Princeton Lakes	Atlanta, GA	8/31/2017	306	44,594,087	32,187,940	91.5%	91.2%	1,113	1,168
8	Sugar Mill Apartments	Lawrenceville, GA	12/7/2017	244	36,305,492	24,613,192	94.7%	97.1%	1,063	1,094
9	Avery Point Apartments	Indianapolis, IN	12/15/2017	512	45,829,836	31,037,405	96.5%	93.2%	778	776
				2,592	$369,134,230	$258,526,055	93.1%	92.6%	$1,082	$1,089
______________

(1)	Mortgage debt outstanding is net of deferred financing costs associated with the loans for the properties listed above.

(2)	At March 31, 2018, our portfolio was approximately 95.3% leased, calculated using the number of occupied and contractually leased units divided by total units.

(3)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.
Critical Accounting Policies
The preparation of our financial statements requires significant management judgments, assumptions and estimates about matters that are inherently uncertain. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. A discussion of the accounting policies that management considers critical in that they involve significant management judgments, assumptions and estimates is included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018. There have been no significant changes to our accounting policies during the period covered by this report other than described in Note 2 to our unaudited consolidated financial statements in this quarterly report in the discussion of our significant accounting policies.
Organization and Offering Costs
Organization and offering expenses include all expenses (other than sales commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be paid by us in connection with our Public Offering, including legal, accounting, tax, printing, mailing and filing fees, charges of our escrow holder and transfer agent, expenses of organizing our Company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-

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pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing sales materials and providing other administrative services in connection with our Public Offering. Any such reimbursement will not exceed actual expenses incurred by the Advisor. After the termination of our Public Offering, the Advisor will reimburse us to the extent total organization and offering expenses (including sales commissions, dealer manager fees and the distribution and shareholder servicing fees) borne by us exceed 15% of the gross proceeds raised in our Public Offering.
To the extent we do not pay the full sales commissions or dealer manager fee for shares sold in our Public Offering, we may also reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in certain cases, reimbursement to participating broker-dealers for technology costs associated with our Public Offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross offering proceeds of our Primary Offering, as required by the rules of the FINRA.
When recognized, organization costs are expensed as incurred. Offering costs, including selling commissions, dealer manager fees and the distribution and shareholder servicing fee, are deferred and charged to stockholders’ equity. All such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from gross offering proceeds, except for the distribution and shareholder servicing fees, which are paid from sources other than Public Offering proceeds.
Income Taxes
We elected to be taxed as, and currently qualify as, a REIT under the Internal Revenue Code and have operated as such commencing with the taxable year ended December 31, 2016. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to our stockholders. However, we are, and intend to continue to be, organized and operated in such a manner as to qualify for treatment as a REIT.
We follow the income tax guidance under GAAP to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of March 31, 2018 and December 31, 2017, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements. We have not been assessed interest or penalties by any major tax jurisdictions. Our evaluation was performed for all tax years through December 31, 2017.
Distributions
Our board of directors has declared daily distributions that are paid on a monthly basis. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. We may declare distributions in excess of our cash flow from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year. For information on distribution rates paid during the three months ended March 31, 2018 and 2017, refer to Note 6 to our unaudited consolidated financial statements included in this quarterly report.
The distributions declared and paid during the fiscal quarter ended March 31, 2018, along with the amount of distributions reinvested pursuant to the DRP were as follows:

PART I — FINANCIAL INFORMATION (continued)

					Distributions Paid(2)			Sources of Distributions Paid
Period	Distributions Declared(1)	Distributions Declared Per Class A Share(1)	Distributions Declared Per Class R Share(1)	Distributions Declared Per Class T Share(1)	Cash	Reinvested	Total	Cash Flow From Operations	Offering Proceeds	Net Cash Used In Operating Activities
First Quarter 2018	$2,325,054	$0.370	$0.352	$0.306	$1,165,331	$1,075,644	$2,240,975	$—	$2,240,975	$(1,383,550)
____________________
(1) Assumes each share was issued and outstanding each day during the periods presented.
(2) Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end.
For the three months ended March 31, 2018, we paid aggregate distributions of $2,240,975, including $1,165,331 of distributions paid in cash and 46,645 shares of our common stock issued pursuant to our DRP for $1,075,644. For the three months ended March 31, 2018, our net loss was $3,924,834, we had funds from operations, or FFO, of $778,791 and net cash used in operations of $1,383,550. For the three months ended March 31, 2018, we funded all distributions paid, including shares issued pursuant to our DRP, with proceeds from our Public Offering. Since inception, of the $8,504,568 in total distributions paid through March 31, 2018, including shares issued pursuant to our DRP, all such amounts were funded from offering proceeds. For information on how we calculate FFO and the reconciliation of FFO to net loss, see “—Funds from Operations and Modified Funds from Operations.”
Our long-term policy is to pay distributions solely from cash flow from operations. However, we expect to have insufficient cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by the Advisor, in its sole discretion. We have not established a limit on the amount of proceeds we may use from our Public Offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and stockholders’ overall returns on their investment in us may be reduced.
We elected to be taxed as, and currently qualify as, a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2016. To qualify as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. We have not established a minimum distribution level and our Charter does not require that we make distributions to our stockholders.
Inflation
Substantially all of our multifamily property leases with residents are for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit residents to leave at the end of the lease term and therefore will expose us to the effect of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.
As of March 31, 2018, we had not entered into any material leases as a lessee.
REIT Compliance
To continue to qualify as a REIT for tax purposes, we are required to distribute at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net

PART I — FINANCIAL INFORMATION (continued)

income as calculated in accordance with GAAP) to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We monitor the operations and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.
Liquidity and Capital Resources
If we raise substantially less funds in the offering than the maximum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a public REIT, regardless of the amount of funds we raise in our Public Offering. Our inability to raise substantial funds in our Public Offering or otherwise would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
We use secured borrowings, and intend to use in the future secured and unsecured borrowings, for the acquisition of properties. Once we have fully invested the proceeds of our Public Offering, we expect that our overall borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) plus the value of our other investments. For valuation purposes, the value of a property will equal its cost (before deducting depreciation and amortization) until such property is valued by an independent third party appraiser or qualified independent valuation expert. We expect to temporarily borrow in excess of our long-term targeted debt level during our offering stage in order to facilitate investments in the early stages of our operations. Under our Charter, we are prohibited from borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit only under certain circumstances.
In addition to making investments in accordance with our investment objectives, we use our capital resources to make certain payments to the Advisor and Dealer Manager. During our organization and offering stage, these payments include payments to the Dealer Manager for sales commissions, the dealer manager fee and the distribution and shareholder servicing fee, and payments to the Advisor for reimbursement of certain organization and offering expenses. However, the Advisor has agreed to reimburse us within 60 days of the end of the month in which our Public Offering ends to the extent that selling commissions, dealer manager fees, distribution and shareholder servicing fees and organization and other offering expenses incurred by us exceed 15% of our gross offering proceeds of our Public Offering. During our operating stage, we expect to make payments to the Advisor in connection with the acquisition of investments, the management of our assets and costs incurred by the Advisor in providing services to us.
Our principal demand for funds will be to acquire investments in accordance with our investment strategy, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Otherwise, we expect that our principal sources of working capital will include:

•	current unrestricted cash balance, which was $26,881,896 as of March 31, 2018;

•	proceeds from our Public Offering;

•	various forms of secured and unsecured financing;

•	borrowings under master repurchase agreements;

•	equity capital from joint venture partners;

•	proceeds from our DRP; and

•	cash from operations.
Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners and our ability to obtain various forms of secured and unsecured financing will be adequate to meet our liquidity requirements and capital commitments.
Over the longer term, in addition to the same sources of capital we will rely on to meet our short-term liquidity requirements, we may conduct additional public or private offerings of securities. We expect these resources will be adequate to fund our operating activities, debt service and distributions, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

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We may, but are not required to, establish working capital reserves from offering proceeds out of cash flow generated by our investments or out of proceeds from the sale of our investments. We do not anticipate establishing a general working capital reserve; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by investments or out of net sale proceeds in non-liquidating sale transactions. Our lenders also may require working capital reserves.
To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to certain limitations described in our Charter, we may incur indebtedness in connection with the acquisition of any real estate asset, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties.
Cash Flows Used in Operating Activities
 We commenced real estate operations with the acquisition of our first multifamily property on May 19, 2016. As of March 31, 2018, we owned nine multifamily properties. During the three months ended March 31, 2018, net cash used in operating activities was $1,383,550 compared to $197,854 for the three months ended March 31, 2017. The change in net cash used in operating activities is primarily due to an increase in net loss, and an increase in depreciation and amortization, partially offset by a decrease in accounts payable and accrued liabilities, change in fair value of interest rate cap agreements, and decreases in amounts due to affiliates compared to the three months ended March 31, 2017. We expect to generate cash flows from operations as we expand our property portfolio and stabilize its operations.
Cash Flows Used in Investing Activities
Our cash used in investing activities will vary based on how quickly we raise funds in our Public Offering and how quickly we invest those funds towards acquisitions of real estate and real-estate related investments. During the three months ended March 31, 2018, net cash used in investing activities was $932,928 compared to $33,194,535 during the three months ended March 31, 2017. The decrease in net cash used in investing activities was primarily the result of our acquisition of no multifamily properties during the three months ended March 31, 2018, compared to one acquisition during the three months ended March 31, 2017. Net cash used in investing activities during the three months ended March 31, 2018 consisted of $932,928 of cash used for improvements to real estate investments.
Cash Flows Provided by Financing Activities
During the three months ended March 31, 2018, net cash provided by financing activities was $12,262,228 compared to $44,675,272 during the three months ended March 31, 2017. The decrease in net cash provided by financing activities was primarily due to a decrease in net proceeds from our Public Offering and a decrease in proceeds from notes payable as there were no properties acquired during three months ended March 31, 2018. Net cash provided by financing activities during the three months ended March 31, 2018, consisted of the following:

•
$13,498,639 of cash provided by offering proceeds related to our Public Offering, net of (1) payments of commissions on sales of common stock, related dealer manager fees and distribution and shareholder servicing fees in the amount of $1,339,540 and (2) the reimbursement of other offering costs to affiliates in the amount of $1,112,536;

•	$1,165,331 of net cash distributions, after giving effect to distributions reinvested by stockholders of $1,075,644; and

•	$71,080 of cash paid for the repurchase of common stock.
Contractual Commitments and Contingencies
We use secured debt, and intend to use in the future secured and unsecured debt, as a means of providing additional funds for the acquisition of our properties. We believe that the careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. After we have invested all of the net offering proceeds from our Public Offering, we expect that our borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) and other real estate-related assets. For valuation purposes, the value of a property will equal its cost (before deducting depreciation and amortization) until such property is valued by an independent third party appraiser or qualified independent valuation expert. In order to facilitate investments in the early stages of our operations, we expect to temporarily borrow in excess of our long-term targeted debt level. Under our Charter, we are prohibited from borrowing in excess of 300%

PART I — FINANCIAL INFORMATION (continued)

of our net assets, which generally approximates to 75% of the aggregate cost of our assets unless such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will monitor our debt levels and take action to reduce any such excess as practicable. We do not intend to exceed our Charter’s leverage limit except possibly in the early stages of our operations when the costs of our investments are most likely to substantially exceed our net offering proceeds. Our aggregate borrowings are reviewed by our board of directors at least quarterly. As of March 31, 2018, our aggregate borrowings were not in excess of 300% of the value of our net assets.
In addition to using our capital resources for investing purposes and meeting our debt obligations, we expect to use our capital resources to make certain payments to the Advisor and the Dealer Manager. During our organization and offering stage, these payments will include payments to the Dealer Manager for selling commissions, dealer manager fees and distribution and shareholder servicing fees and payments to the Dealer Manager and the Advisor for reimbursement of certain organization and other offering expenses. However, the Advisor has agreed to reimburse us within 60 days of the end of the month in which our Public Offering ends to the extent that selling commissions, dealer manager fees, distribution and shareholder servicing fees and organization and other offering expenses incurred by us exceed 15% of our gross offering proceeds of our Public Offering. During our acquisition and development stage, we expect to make payments to the Advisor in connection with the selection and origination or purchase of real estate and real estate-related investments, the management of our asset portfolio and costs incurred by the Advisor in providing services to us.
As of March 31, 2018, we had indebtedness totaling an aggregate principal amount of $258,526,055, including net deferred financing costs of $1,494,945. The following is a summary of our contractual obligations as of March 31, 2018:

		Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Interest payments on outstanding debt obligations(1)	$85,702,569	$8,092,789	$21,582,246	$21,355,771	$34,671,763
Principal payments on outstanding debt obligations(2)	260,021,000	—	428,934	5,388,337	254,203,729
Distribution and shareholder servicing fee for Class R shares(3)	181,050	20,677	45,781	45,781	68,811
Distribution and shareholder servicing fee for Class T shares(4)	2,840,816	827,073	1,801,981	206,834	4,928
Total	$348,745,435	$8,940,539	$23,858,942	$26,996,723	$288,949,231
________________

(1)
Projected interest payments on outstanding debt obligations are based on the outstanding principal amounts and interest rates in effect at March 31, 2018. We incurred interest expense of $2,225,371 during the three months ended March 31, 2018, including amortization of deferred financing costs totaling $55,614 and net unrealized gains from the change in fair value of interest rate cap agreements of $379,314.

(2)
Projected principal payments on outstanding debt obligations are based on the terms of the mortgage note agreements. Amounts exclude the net deferred financing costs associated with the mortgage notes payable.

(3)
Represents an annualized distribution and shareholder servicing fee for Class R shares of 0.27% or 0.67%, as applicable, of the purchase price per share (or, once reported, the amount of our estimated value per share) sold in our Public Offering.

(4)
Represents an annualized distribution and shareholder servicing fee for Class T shares of 1.125% or 1.0%, as applicable, of the purchase price per share (or, once reported, the amount of our estimated value per share) sold in our Public Offering.

Our debt obligations contain customary financial or non-financial debt covenants. As of March 31, 2018, and December 31, 2017, we were in compliance with all financial and non-financial debt covenants.
Results of Operations
Overview
The discussion that follows is based on our consolidated results of operations for the three months ended March 31, 2018 and 2017. The ability to compare one period to another is significantly affected by acquisitions completed and distributions made

PART I — FINANCIAL INFORMATION (continued)

during those periods. We commenced real estate operations on May 19, 2016, in connection with the acquisition of our first investment, Carriage House Apartment Homes. We owned four multifamily properties as of March 31, 2017, and nine multifamily properties as of March 31, 2018. Our results of operations for the three months ended March 31, 2018, are not indicative of those expected in future periods. We have not yet invested all of the proceeds from our Public Offering received to date and expect to continue to raise additional capital, increase our borrowings and make future acquisitions, all of which will have a significant impact on our future results of operations. In general, we expect that our income and expenses related to our portfolio will increase in future periods as a result of anticipated future acquisitions of real estate and real estate-related investments.
To provide additional insight into our operating results, we are also providing a detailed analysis of same-store versus non-same-store net operating income, or NOI. For more information on NOI and a reconciliation of NOI (a non-GAAP financial measure) to net loss, see “—Net Operating Income.”

PART I — FINANCIAL INFORMATION (continued)

Consolidated Results of Operations for the Three Months Ended March 31, 2018, Compared to the Three Months Ended March 31, 2017
The following table summarizes the consolidated results of operations for the three months ended March 31, 2018 and 2017:

	For the Three Months Ended March 31,
	2018	2017	Change $	Change %
Total revenues	$8,832,176	$3,115,715	$5,716,461	183%
Operating, maintenance and management	(2,323,918)	(705,204)	(1,618,714)	230%
Real estate taxes and insurance	(1,403,354)	(481,455)	(921,899)	191%
Fees to affiliates	(1,345,840)	(284,152)	(1,061,688)	374%
Depreciation and amortization	(4,703,625)	(2,360,947)	(2,342,678)	99%
Interest expense	(2,225,371)	(978,486)	(1,246,885)	127%
General and administrative expenses	(754,902)	(627,862)	(127,040)	20%
Net loss	$(3,924,834)	$(2,322,391)	$(1,602,443)	69%

NOI(1)	$4,750,624	$1,818,883	$2,931,741	161%
FFO(2)	$778,791	$38,556	$740,235	1,920%
MFFO(2)	$401,223	$277,884	$123,339	44%
______________

(1)
NOI is a non-GAAP financial measure used by investors and our management to evaluate and compare the performance of our properties and to determine trends in earnings. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of our properties and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs, all of which are significant economic costs. For additional information on how we calculate NOI and a reconciliation of NOI to net loss, see “—Net Operating Income.”

(2)
GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use modified funds from operations (“MFFO”) as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association) as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see “—Funds From Operations and Modified Funds From Operations.”

Net loss
For the three months ended March 31, 2018, we had a net loss of $3,924,834, compared to a net loss of $2,322,391 for the three months ended March 31, 2017. The increase in net loss of $1,602,443 compared to the three months ended March 31, 2017, was primarily due to the increase in operating, maintenance and management expenses of $1,618,714, the increase in real estate taxes and insurance of $921,899, the increase in fees to affiliates of $1,061,688, the increase in depreciation and amortization expense of $2,342,678, the increase in interest expense of $1,246,885 and the increase in general and administrative expenses of $127,040, partially offset by the increase in total revenues of $5,716,461. The increase in these expenses was due primarily to the increase in our property portfolio from four multifamily properties at March 31, 2017, to nine multifamily properties at March 31, 2018.

PART I — FINANCIAL INFORMATION (continued)

Total revenues
Total revenues were $8,832,176 for the three months ended March 31, 2018, compared to $3,115,715 for the three months ended March 31, 2017. The increase of $5,716,461 was primarily due to owning nine multifamily properties at March 31, 2018, compared to four multifamily properties at March 31, 2017. Our total units increased by 1,680 from 912 at March 31, 2017, to 2,592 at March 31, 2018. The increase is partially offset by a reduction in the average occupancy which declined from 93.9% at March 31, 2017, to 93.1% at March 31, 2018, and a reduction in average monthly rents per unit from $1,116 as of March 31, 2017, to $1,082 as of March 31, 2018. We expect rental income and tenant reimbursements to increase in future periods as a result of anticipated future acquisitions of real estate, ordinary monthly rent increases, improved occupancy and the implementation of our value-enhancement strategy.
Operating, maintenance and management expenses
Operating, maintenance and management expenses for the three months ended March 31, 2018, were $2,323,918, compared to $705,204 for the three months ended March 31, 2017. The increase of $1,618,714 was primarily due to operating nine multifamily properties as of March 31, 2018, compared to four multifamily properties as of March 31, 2017. We expect these amounts to increase in future periods as a result of anticipated future acquisitions of real estate and the realization of operating expenses for an entire period for all properties but to decrease as a percentage of total revenues.
Real estate taxes and insurance
Real estate taxes and insurance expenses were $1,403,354 for the three months ended March 31, 2018, compared to $481,455 for the three months ended March 31, 2017. The increase of $921,899 was due to the acquisition of five multifamily properties since March 31, 2017. We expect these amounts to increase as a result of anticipated future acquisitions of real estate but to decrease as a percentage of total revenues.
Fees to affiliates
Fees to affiliates were $1,345,840 for the three months ended March 31, 2018, compared to $284,152 for the three months ended March 31, 2017. The increase of $1,061,688 was primarily due to the increase in investment management fees and property management fees as a result of the growth in our portfolio. We expect fees to affiliates to increase in future periods as a result of anticipated future growth of our portfolio.
Depreciation and amortization
Depreciation and amortization expenses were $4,703,625 for the three months ended March 31, 2018, compared to $2,360,947 for the three months ended March 31, 2017. The increase of $2,342,678 was primarily due to the net increase in depreciable and amortizable assets of $210,203,340 since March 31, 2017. We expect these amounts to increase in future periods as a result of anticipated future acquisitions of real estate and real-estate related investments.
Interest expense
Interest expense for the three months ended March 31, 2018, was $2,225,371, compared to $978,486 for the three months ended March 31, 2017. The increase of $1,246,885 was primarily due to additional mortgage notes payable, net of $163,725,544 since March 31, 2017, in connection with the acquisition of five multifamily properties since March 31, 2017, coupled with increases in the London Interbank Offered Rate (“LIBOR”) from the prior year period that impact our variable rate loans. Included in interest expense is the amortization of deferred financing costs of $55,614 and $13,684. Interest expense included unrealized gains on derivative instruments of $379,314 for the three months ended March 31, 2018 compared to an unrealized loss of $221,694 for the three months ended March 31, 2017. Our interest expense in future periods will vary based on the changes to LIBOR and its impact on our variable rate debt and our level of future borrowings, which will depend on the amount of proceeds raised in our Public Offering, the availability and cost of debt financing and the opportunity to acquire real estate and real estate-related investments meeting our investment objectives.
General and administrative expenses
General and administrative expenses for the three months ended March 31, 2018, were $754,902, compared to $627,862 for the three months ended March 31, 2017. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees and independent directors’ compensation. The increase of $127,040 was primarily due to the acquisition of five multifamily properties since March 31, 2017, and the continuing operation of the properties owned as of March 31, 2017. We expect general and administrative expenses to increase in future periods as we acquire additional real estate and real estate-related investments but to decrease as a percentage of total revenue.

PART I — FINANCIAL INFORMATION (continued)

Property Operations for the Three Months Ended March 31, 2018 Compared to the Three Months Ended March 31, 2017
For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store.” A “same-store” property is a property that was owned at January 1, 2017. A “non-same-store” property is a property that was acquired, placed into service or disposed of after January 1, 2017. As of March 31, 2018, three properties were categorized as a same-store property.
The following table presents the same-store and non-same-store results from operations for the three months ended March 31, 2018 and 2017:

	For the Three Months Ended March 31,
	2018	2017	Change $	Change %
Same-store property:
Revenues	$2,303,074	$2,351,196	$(48,122)	(2)%
Operating expenses	1,124,474	989,515	134,959	14%
NOI	1,178,600	1,361,681	(183,081)	(13)%

Non-same-store properties:
NOI	3,572,024	457,202	3,114,822

Total NOI(1)	$4,750,624	$1,818,883	$2,931,741
________________

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net loss.
Net Operating Income
Same-store NOI for the three months ended March 31, 2018, was $1,178,600, compared to $1,361,681 for the three months ended March 31, 2017. The 13% decrease in same-store net operating income was primarily a result of a 14% increase in same-store operating expenses and a 2% decrease in same-store rental revenues.
Revenues
Same-store revenues for the three months ended March 31, 2018, were $2,303,074, compared to $2,351,196 for the three months ended March 31, 2017. The 2% decrease in same-store revenues was primarily due to a decrease in same-store average monthly occupancy from 93.2% as of March 31, 2017, to 91.6% as of March 31, 2018, partially offset by an average rent increase at the same-store properties from $1,186 as of March 31, 2017, to $1,201 as of March 31, 2018, as a result of ordinary monthly rent increases and the completion of value-enhancement projects.
Operating Expenses
Same-store operating expenses for the three months ended March 31, 2018, were $1,124,474, compared to $989,515 for the three months ended March 31, 2017. The increase in same-store operating expenses was primarily attributable to increase in real estate taxes, advertising, and repairs and maintenance.
Net Operating Income
NOI is a non-GAAP financial measure of performance. NOI is used by investors and our management to evaluate and compare the performance of our properties, to determine trends in earnings and to compute the fair value of our properties as it is not affected by (1) the cost of funds, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (5) general and administrative expenses and other gains and losses that are specific to us. The cost of funds is eliminated from net income (loss) because it is specific to our particular financing capabilities and

PART I — FINANCIAL INFORMATION (continued)

constraints. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner.
Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP and discussions elsewhere in “—Results of Operations” regarding the components of net income (loss) that are eliminated in the calculation of NOI. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, our NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as we do.
The following is a reconciliation of our NOI to net loss for the three months ended March 31, 2018 and 2017, computed in accordance with GAAP:

	For the Three Months Ended March 31,
	2018	2017
Net loss	$(3,924,834)	$(2,322,391)
Fees to affiliates(1)	991,560	173,979
Depreciation and amortization	4,703,625	2,360,947
Interest expense	2,225,371	978,486
General and administrative expenses	754,902	627,862
NOI	$4,750,624	$1,818,883
____________________

(1)
Fees to affiliates for the three months ended March 31, 2018, exclude property management fees of $266,607 and other fees of $87,673 that are included in NOI. Fees to affiliates for the three months ended March 31, 2017, exclude property management fees of $86,900 and other fees of $23,273, respectively, that are included in NOI.

PART I — FINANCIAL INFORMATION (continued)

Funds from Operations and Modified Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated the measure FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (“White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations (“MFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. Our board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, our board of directors does not anticipate evaluating a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our company or another similar transaction) until five years after the completion of our offering stage. Thus, as a limited life REIT, we will not continuously purchase assets and will have a limited life.

PART I — FINANCIAL INFORMATION (continued)

Due to the above factors and other unique features of publicly registered, non-listed REITs, the Institute for Portfolio Alternatives (formerly known as the Investment Program Association) (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we rely on the Advisor for managing interest rate, hedge and foreign exchange risk, we do not retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
Our MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, we exclude acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Currently under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. However, following the recent publication of ASU 2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. We elected to early adopt ASU 2017-01 resulting in a substantial part of our acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but captured as depreciation in calculating FFO. However, these expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that proceeds from our initial Public Offering are not available to fund our reimbursement of acquisition fees and expenses incurred by the Advisor, such fees and expenses will need to be reimbursed to the Advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to our stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains

PART I — FINANCIAL INFORMATION (continued)

and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
Our management uses MFFO and the adjustments used to calculate MFFO in order to evaluate our performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate MFFO allow us to present our performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no regular net asset value determination during the early stage of the offering. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of FFO or MFFO accordingly.
Our calculation of FFO and MFFO is presented in the following table for the three months ended March 31, 2018 and 2017:

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of net loss to MFFO:
Net loss	$(3,924,834)	$(2,322,391)
Depreciation of real estate assets	3,256,582	1,031,588
Amortization of lease-related costs	1,447,043	1,329,359
FFO	778,791	38,556
Acquisition fees and expenses(1)(2)	1,746	17,634
Unrealized (gain) loss on derivative instruments	(379,314)	221,694
MFFO	$401,223	$277,884
________________

(1)
By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to the Advisor or third parties. Acquisition fees and expenses under GAAP are currently considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the recent publication of ASU

PART I — FINANCIAL INFORMATION (continued)

2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. We elected to early adopt ASU 2017-01 resulting in a substantial part of our acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but are captured as depreciation in calculating FFO. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from our Public Offering are not available to fund our reimbursement of acquisition fees and expenses incurred by the Advisor, such fees and expenses will need to be reimbursed to the Advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)
Acquisition expenses for the three months ended March 31, 2018 and 2017, of $1,746 and $17,634, respectively, did not meet the criteria for capitalization under ASU 2017-01 and are recorded in general and administrative expenses in the accompanying consolidated statements of operations. There were no acquisition fees for the three months ended March 31, 2018 and 2017, that did not meet the criteria for capitalization under ASU 2017-01.

FFO and MFFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.
Off-Balance Sheet Arrangements
As of March 31, 2018, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.
Related-Party Transactions and Agreements
We have entered into agreements with the Advisor and its affiliates, including the Dealer Manager, whereby we pay certain fees to, or reimburse certain expenses of, the Advisor or its affiliates for acquisition and advisory fees and expenses, financing coordination fees, organization and offering costs, sales commissions, dealer manager fees, distribution and shareholder servicing fees, asset and property management fees and expenses, leasing fees and reimbursement of certain operating costs as well as make certain distributions in connection with our liquidation or listing on a national stock exchange. Refer to Note 7 to our unaudited consolidated financial statements included in this Quarterly Report for a discussion of the various related-party transactions, agreements and fees.
Item 3. Quantitative and Qualitative Disclosures About Market Risk
We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We may be also exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We intend to manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept to an acceptable level. In addition, we may utilize a variety of financial instruments, including interest rate caps, collars, floors and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments.
We borrow funds and make investments at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate debt unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instruments. At March 31, 2018, the fair value of our fixed rate debt was $99,780,138 and the carrying value of our fixed rate debt was $102,508,659. The fair value estimate of our fixed rate debt was estimated using a discounted cash flow analysis utilizing rates we would expect to pay for debt of a similar

PART I — FINANCIAL INFORMATION (continued)

type and remaining maturity if the loan was originated at March 31, 2018. As we expect to hold our fixed rate instrument to maturity and the amounts due under such instrument would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instrument, would have a significant impact on our operations.
Conversely, movements in interest rates on our variable rate debt will change our future earnings and cash flows, but not significantly affect the fair value of those instruments. Changes in required risk premiums will result in changes in the fair value of floating rate instruments. At March 31, 2018, the fair value of our variable rate debt was $160,754,070 and the carrying value of our variable rate debt was $156,017,396. At March 31, 2018, we were exposed to market risks related to fluctuations in interest rates on $156,017,396 of our outstanding variable rate debt. Based on interest rates as of March 31, 2018, if interest rates are 100 basis points higher during the 12 months ending March 31, 2019, interest expense on our variable rate debt would increase by $1,590,711 and if interest rates are 100 basis points lower during the 12 months ending March 31, 2019, interest expense on our variable rate debt would decrease by $1,590,711.
At March 31, 2018, the weighted-average interest rate of our fixed rate debt and variable rate debt was 3.89% and 4.22%, respectively. The weighted-average interest rate of our blended fixed and variable rates was 4.09% at March 31, 2018. The weighted-average interest rate represents the actual interest rate in effect at March 31, 2018 (consisting of the contractual interest rate), using interest rate indices as of March 31, 2018, where applicable.
We will also be exposed to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. As of March 31, 2018, we did not have counterparty risk on our interest rate cap agreements as the underlying variable rates for our interest rate cap agreements as of March 31, 2018, were not in excess of the capped rates. See also Note 10 of our unaudited consolidated financial statements included in this quarterly report.
Item 4. Controls and Procedures
Disclosure Controls and Procedures
As of the end of the period covered by this quarterly report, management, including our principal executive officer and principal financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act). In designing and evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and we necessarily were required to apply our judgment in evaluating whether the benefits of the controls and procedures that we adopt outweigh their costs. Based upon, and as of the date of, the evaluation, our principal executive officer and principal financial officer concluded that the disclosure controls and procedures were effective at the reasonable assurance level as of the end of the period covered by this report to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports we file and submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and our principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.
Internal Control Over Financial Reporting
There have been no changes in our internal control over financial reporting that occurred during the quarter ended March 31, 2018, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

PART II
Item 1. Legal Proceedings
From time to time we are party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by government agencies.
Item 1A. Risk Factors
Except as set forth below, there have been no material changes to the risk factors contained in Part 1, Item 1A set forth in our Annual Report on Form 10-K filed with the SEC on March 16, 2018.
Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for
Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the Maryland General Corporation Law, or the MGCL, or our charter or bylaws or (iv) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares shall be deemed to have notice of and to have consented to these provisions of our bylaws, as they may be amended from time to time. Our board of directors, without stockholder approval, adopted this provision of the bylaws so that we can respond to such litigation more efficiently and reduce the costs associated with our responses to such litigation, particularly litigation that might otherwise be brought in multiple forums. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers, agents or employees, if any, and may discourage lawsuits against us and our directors, officers, agents or employees, if any. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings notwithstanding that the MGCL expressly provides that the charter or bylaws of a Maryland corporation may require that any internal corporate claim be brought only in courts sitting in one or more specified jurisdictions, we may incur additional costs that we do not currently anticipate associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

A recent final regulation issued by the U.S. Department of Labor regarding the definitional scope of “investment advice” under ERISA and the Internal Revenue Code could have a negative impact on our ability to raise capital.

On April 8, 2016, the U.S. Department of Labor issued a final regulation that substantially expands the range of activities that would be considered to be fiduciary investment advice under ERISA and the Internal Revenue Code, which may make it more difficult to qualify for a prohibited transaction exemption. This new regulation could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs or other arrangements. Prior to the issuance of the new regulation, ERISA and the Internal Revenue Code broadly defined fiduciaries generally to include persons who give investment advice for a fee, regardless of whether that fee is paid directly by the customer or by a third party. However, prior law required that advice must be given on a “regular basis” before a fiduciary standard would apply, and that a mutual agreement or understanding between the customer and the adviser that the advice would serve as a primary basis for the investment decision would also be required, among other things. Under the new regulation, a person is a fiduciary generally if the person receives compensation for providing advice (a “recommendation” or communication that would reasonably be viewed as a suggestion that the recipient engage in or refrain from taking a particular course of action) and it is directed to a specific plan sponsor, plan participant, or IRA owner. Such decisions can include, but are not limited to, what assets to purchase or sell and (unlike under prior law) whether to rollover from a plan to an IRA. The fiduciary can be a broker, registered investment adviser or other type of adviser, some of which are subject to federal securities laws and some of which are not. The final regulation and the related exemptions were expected to become applicable for investment transactions on and after April 10, 2017. However, on February 3, 2017, the President asked for additional review of this regulation, and in response, on March

PART II — OTHER INFORMATION (continued)

2, 2017, the U.S. Department of Labor published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final regulation. On April 7, 2017, the U.S. Department of Labor published a final rule extending for 60 days the applicability date of the final regulation, to June 9, 2017. However, certain requirements and exemptions under the regulation are implemented through a phased-in approach, and on November 27, 2017, the U.S. Department of Labor further delayed the implementation of certain requirements and exemptions to July 1, 2019.

On March 15, 2018, the U.S. Court of Appeals for the Fifth Circuit issued a decision vacating the final regulation in its entirety, including the expanded definition of “investment advice fiduciary” and the associated exemptions. On May 7, 2018, the U.S. Department of Labor announced a new temporary enforcement policy which provides that the U.S. Department of Labor “will not pursue prohibited transactions claims against investment advice fiduciaries who are working diligently and in good faith to comply with the impartial conduct standards for transactions that would have been exempted” under the final regulation, although institutions who prefer to rely upon the new compliance structures under the final regulation are permitted to do so. Therefore, the U.S. Department of Labor has not withdrawn the final regulation at this time as a result of the Fifth Circuit’s decision, and it is unclear what the U.S. Department of Labor will do in the future with respect to the final regulation the U.S. Department of Labor could, among other things, ask for a rehearing en banc to the full Fifth Circuit, seek review by the U.S. Supreme Court, or further revise or withdraw the final regulation.

On April 18, 2018, the SEC issued proposed rules and interpretations of existing rules designed to enhance the quality and transparency of investors’ relationships with investment advisers and broker-dealers while preserving access to a variety of types of advice relationships and investment products. There is no guarantee that the SEC will issue final rules in this regard or that such final rules, if adopted, will not be drastically different from the proposed rules.

The final regulation, the accompanying exemptions and the SEC’s proposed rules are complex and may be subject to further revision or withdrawal. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact of the final regulations, the accompanying exemptions and the SEC’s proposed rules on purchasing and holding interests in us. The final regulation, the accompanying exemptions and the SEC’s proposed rules will undoubtedly make it more difficult to market investment products without carefully considering the exposures created by the final regulation.

PART II — OTHER INFORMATION (continued)

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
On August 9, 2017, we granted 1,000 shares of restricted common stock to each of our three independent directors pursuant to our independent directors’ compensation plan as compensation for services in connection with their re-election to the board of directors at our annual meeting of stockholders. On March 29, 2018, we issued 275 shares of Class A common stock to one of our independent directors pursuant to our independent directors’ compensation plan at a value of $25.00 per share as base annual compensation. The above shares issued pursuant to our independent directors’ compensation plan were issued in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.
Our Registration Statement on Form S-11 (File No. 333-207952), registering a Public Offering of up to $1,300,000,000 in shares of our common stock, was declared effective under the Securities Act and we commenced our Public Offering on February 5, 2016. We initially offered a maximum of $1,000,000,000 in shares of our common stock to the public in our Primary Offering at $25.00 for each Class A share ($500,000,000 in Class A shares) and $23.81 for each Class T share ($500,000,000 in Class T shares), and $300,000,000 in shares of our common stock pursuant to our DRP at $23.75 for each Class A share and $22.62 for each Class T share. On June 21, 2016, we filed an amended Registration Statement to include Class R shares in our Public Offering, which was declared effective by the SEC on July 25, 2016, to offer a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share ($400,000,000 in Class A shares), $22.50 for each Class R share ($200,000,000 in Class R shares) and $23.81 for each Class T share ($400,000,000 in Class T shares). We are also offering up to $300,000,000 in shares pursuant to our DRP at an initial price of $23.75 for each Class A share, $22.50 for each Class R share and $22.62 for each Class T share.
As of March 31, 2018, we had sold 3,067,279, 360,730 and 3,841,420 shares of our Class A, Class R and Class T common stock in our Public Offering, respectively, for gross offering proceeds of $75,481,921, $8,116,429 and $91,353,892, respectively, or $174,952,242 in the aggregate, including 79,024 shares of Class A common stock, 5,065 shares of Class R common stock and 92,709 shares of Class T common stock issued pursuant to our DRP for gross offering proceeds of $1,876,814, $113,947 and $2,097,084, respectively, or $4,087,845 in the aggregate.
From inception through March 31, 2018, we had recognized selling commissions, dealer manager fees, distribution and shareholder servicing fees and organization and other offering costs in our Public Offering in the amounts set forth below. The Dealer Manager for our Public Offering may reallow all of the selling commissions, a portion of the dealer manager fees and distribution and shareholder servicing fees to participating broker-dealers.

Type of Expense Amount	Amount	Estimated/Actual	Percentage of Offering Proceeds
Selling commissions and dealer manager fees	$11,246,925	Actual	6.58%
Other organization and offering costs	10,632,744	Actual	6.22%
Total expenses	$21,879,669	Actual	12.81%
Total public offering proceeds (excluding DRP proceeds)	$170,864,397	Actual	100.00%
Percentage of public offering proceeds used to pay for organization and offering costs	12.81%	Actual	12.81%

Distribution and shareholder servicing fees(1)	$3,749,992	Actual
Total expenses including the distribution and shareholder servicing fees	$25,629,661	Actual
Organization and offering costs incurred since inception as a percentage of public offering proceeds	15.00%	Actual
_____________________

(1)
Includes the distribution and shareholder servicing fees incurred from inception through March 31, 2018 for Class R shares of up to 0.27 and 0.67%, as applicable, and Class T shares of up to 1.125% of the purchase price per share sold in our Public Offering. The distribution and shareholder servicing fees are paid from sources other than Public Offering proceeds.

From the commencement of our Public Offering through March 31, 2018, the net offering proceeds to us, after deducting the total expenses incurred as described above, were $153,072,573, including net offering proceeds from our DRP of $4,087,845. For the period from inception through March 31, 2018, the ratio of the cost of raising equity capital to the gross amount of equity capital raised was approximately 12.81%.

PART II — OTHER INFORMATION (continued)

We intend to use substantially all of the net proceeds from our Public Offering to invest in and manage a diverse portfolio of multifamily properties and independent senior-living properties located in targeted markets throughout the United States. In addition to our focus on multifamily properties and independent senior-living properties, we may also make selective strategic acquisitions of other types of commercial properties. We may also selectively acquire debt collateralized by multifamily properties and independent senior-living properties and securities of other companies owning multifamily properties and independent senior-living properties. As of March 31, 2018, we had invested in nine multifamily properties for a total purchase price of $369,134,230. These property acquisitions were funded from proceeds of our Public Offering and $260,021,000 in secured financings.
During the three months ended March 31, 2018, we fulfilled repurchase requests and repurchased shares of our common stock pursuant to our share repurchase program as follows:

	Total Number of Shares Requested to be Repurchased(1)	Total Number of Shares Repurchased	Average Price Paid per Share(2)(3)	Approximate Dollar Value of Shares Available That May Yet Be Repurchased Under the Program
January 2018	3,574	3,044	$23.35	(4)
February 2018	4,723	—	—	(4)
March 2018	8,081	—	—	(4)
	16,378	3,044
____________________

(1)
We generally repurchase shares approximately 30 days following the end of the applicable quarter in which requests were received. At March 31, 2018, we had 16,378 shares, representing outstanding and unfulfilled repurchase requests of 11,496 Class A shares, 3,574 Class R shares, and 1,308 Class T shares, all of which were fulfilled on May 1, 2018.

(2)	We currently repurchase shares at prices determined as follows:

•	92.5% of the purchase price for stockholders who have held their shares for at least one year;

•	95.0% of the purchase price for stockholders who have held their shares for at least two years;

•	97.5% of the purchase price for stockholders who have held their shares for at least three years; and

•	100% of the purchase price for stockholders who have held their shares for at least four years.
Notwithstanding the above, the repurchase price for repurchases sought upon a stockholder’s death or disability will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.

(3)	For the three months ended March 31, 2018, the source of the cash used to redeem shares were 100% from the sale of shares under our distribution reinvestment plan.

(4)
The number of shares that may be repurchased pursuant to the share repurchase program during any calendar year is limited to: (1) 5% of the weighted-average number of shares of our common stock outstanding during the prior calendar year and (2) those that can be funded from the net proceeds we received from the sale of shares under the distribution reinvestment plan during the prior calendar year, plus such additional funds as may be reserved for that purpose by our board of directors.

Item 3. Defaults Upon Senior Securities
None.
Item 4.  Mine Safety Disclosures
Not applicable.

PART II — OTHER INFORMATION (continued)

Item 5.  Other Information
None.
Item 6.   Exhibits
The following exhibits are included, or incorporated by reference, in this Quarterly Report for the three months ended March 31, 2018 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit	Description
3.1
Second Articles of Amendment and Restatement of Steadfast Apartment REIT III, Inc., filed May 16, 2016 (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 17, 2016 and incorporated herein by reference).

3.2
Articles of Amendment of Steadfast Apartment REIT III, Inc., filed August 8, 2017 (included as Exhibit 3.1 to the Company’s Post-Effective Amendment No. 9 to Form S-11 (Registration No. 333-207952), filed August 10, 2017 and incorporated herein by reference).

3.3
Bylaws of Steadfast Apartment REIT III, Inc. (included as Exhibit 3.3 to Company’s Registration Statement on Form S-11 (File No. 333-207952), filed November 12, 2015 and incorporated herein by reference).

4.1	Form of Subscription Agreement (included as Exhibit 4.1 to the Company’s Post-Effective Amendment No. 13 to Form S-11 (File No. 333-207952), filed April 11, 2018 and incorporated herein by reference).
4.2
Form of Distribution Reinvestment Plan (included as Exhibit 4.2 to the Company’s Post-Effective Amendment No. 13 to Form S-11 (File No. 333-207952), filed April 11, 2018 and incorporated herein by reference).

4.3
Form of Redemption Request Form (included as Exhibit 4.3 to the Company’s Post-Effective Amendment No. 13 to Form S-11 (File No. 333-207952), filed April 11, 2018 and incorporated herein by reference).

4.4
Form of Application for Transfer (included as Exhibit 4.4 to the Company’s Post-Effective Amendment No. 13 to Form S-11 (File No. 333-207952), filed April 11, 2018 and incorporated herein by reference).

10.1
Amendment No. 2 to the Amended and Restated Advisory Agreement, dated as of February 1, 2018, by and among Steadfast Apartment REIT III, Inc., Steadfast Apartment REIT III Operating Partnership, L.P. and Steadfast Apartment Advisor III, LLC and effective as of February 5, 2018 (included as Exhibit 10.1 to the Company’s Current Report Form 8-K (File No. 333-207952), filed February 2, 2018 and incorporated herein by reference).

31.1*	Certification of the Principal Executive Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of the Principal Financial Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2**	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS*	XBRL Instance Document.
101.SCH*	XBRL Taxonomy Extension Schema Document.
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.
101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.
________________________

*	Filed herewith.
**
In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certifications will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

PART II — OTHER INFORMATION (continued)

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Steadfast Apartment REIT III, Inc.

Date:	May 11, 2018	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Date:	May 11, 2018	By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Financial Officer and Treasurer
(Principal Financial Officer and Accounting Officer)